Post-Effective Amendment No. 2 (Reg. Nos. 333-49201, 33-59785 and 33-04133)
Registration No. 333-
As filed with the Securities and Exchange Commission on March 21, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lincoln National Corporation (Exact name of registrant as specified in its charter)	Lincoln National Capital VI Lincoln National Capital VII Lincoln National Capital VIII Lincoln National Capital IX (Exact name of each registrant as specified in its Trust Agreement)
Indiana (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of Incorporation or organization of each registrant)
35-1140070 (I.R.S. Employer Identification Number)	Each to be Applied for (I.R.S. Employer Identification No.)
1500 Market Street, Suite 3900 Philadelphia, Pennsylvania 19102 (215) 448-1410 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	c/o Lincoln National Corporation
1500 Market Street, Suite 3900
Philadelphia, Pennsylvania 19102
(215) 448-1410
(Address, including zip code, and telephone number,
including area code, of each
registrant’s principal executive offices)

Dennis Schoff, Esq.

Senior Vice President and General Counsel
Lincoln National Corporation
1500 Market Street, Suite 3900
Philadelphia, Pennsylvania 19102
(215) 448-1410
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John L. Steinkamp Vice President and Associate General Counsel Lincoln National Corporation 1500 Market Street, Suite 3900 Philadelphia, Pennsylvania 19102 (215) 448-1410	Mark L. Dosier Timothy M. Metzger Sonnenschein Nath & Rosenthal 8000 Sears Tower Chicago, Illinois 60606 (312) 876-8000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering.  ☐

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

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CALCULATION OF REGISTRATION FEE

Proposed
		Proposed maximum	maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate	registration
Securities to be registered	registered(1)(2)	per unit(3)	offering price	fee(4)

Securities of Lincoln National Corporation:
Debt Securities
Preferred Stock, no par value(5)
Depositary Shares
Common stock, no par value(6)
Warrants
Stock Purchase Contracts
Stock Purchase Units
Trust Preferred Securities of Lincoln National Capital VI
Trust Preferred Securities of Lincoln National Capital VII
Trust Preferred Securities of Lincoln National Capital VIII
Trust Preferred Securities of Lincoln National Capital IX
Guarantees of Trust Preferred Securities of Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX by Lincoln National Corporation(7)
Total	$797,500,000	100%	$797,500,000	$73,370

(1)	Such indeterminate number or amount of debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and stock purchase units of Lincoln National Corporation and trust preferred securities of Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX as may from time to time be issued at indeterminate prices. Junior subordinated debt securities may be issued and sold to Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX, in which event such subordinated debt securities may later be distributed to the holders of trust preferred securities upon a dissolution of Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII or Lincoln National Capital IX and the distribution of the assets thereof.
(2)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $1,200,000,000. In addition, this registration statement includes such presently indeterminate number of offered securities as may be issuable from time to time upon conversion or exchange of the offered securities being registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, and exclusive of accrued interest and dividends, if any.
(4)	Does not include certain securities of Lincoln National Corporation covered by registration statement nos. 333-49201, 33-59785 and 33-04133 being carried over to this registration statement or the registration fee previously paid with respect to such securities.
(5)	The preferred stock may include common stock purchase rights which, prior to the occurrence of certain events, would not be exercisable or evidenced separately from the preferred stock.
(6)	The common stock includes associated purchase rights which are not exercisable prior to the occurrence of certain events. Such rights initially are attached to and trade with the common stock. No separate consideration will be received for such rights.
(7)	Lincoln National is also registering under this registration statement all other obligations that it may have with respect to trust preferred securities issued by Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX. No separate consideration will be received for any guarantee or any other such obligations.

     Pursuant to Rule 429, the prospectus included in this registration statement also relates to $402,500,000 of securities registered and remaining unissued under registration statement nos. 333-49201, 33-59785 and 33-04133 previously filed by Lincoln National Corporation, with respect to which the filing fee has previously been paid to the SEC. Such registration statements are accordingly amended to reflect the information contained herein, including the addition of Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX as registrants. In the event that any of such previously registered securities are offered prior to the effective date of this registration statement, the amount of such securities will not be included in any prospectus hereunder. The amount of securities being registered, together with the remaining securities registered under registration statement Nos. 333-49201, 33-59785 and 33-04133, represents the maximum amount of securities which are expected to be offered for sale.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2002

PROSPECTUS

$1,200,000,000

Lincoln National Corporation

Debt Securities

Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

Lincoln National Capital VI

Lincoln National Capital VII
Lincoln National Capital VIII
Lincoln National Capital IX

Trust Preferred Securities fully and unconditionally

guaranteed, as described herein, by

Lincoln National Corporation

          By this prospectus, we may offer from time to time:

•	debt securities, which may be senior debt securities and/or junior subordinated debt securities, which we refer to as “subordinated debt securities”;

•	preferred stock, which may be represented by depositary shares;

•	common stock;

•	warrants to purchase debt securities, preferred stock or common stock;

•	stock purchase contracts to purchase shares of common stock;

•	stock purchase units, each representing ownership of a stock purchase contract and any of (1) debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) trust preferred securities of a trust, securing the holder’s obligation to purchase common stock under the stock purchase contract.

         Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX are Delaware business trusts which may offer from time to time trust preferred securities representing preferred undivided beneficial interests in the assets of the applicable trust.

         This prospectus provides a general description of the securities that we may offer. We will describe the specific terms of the securities in a supplement or supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities. For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

         We intend to sell these securities through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and any securities to be purchased by or through, these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be provided in the related prospectus supplement or supplements.

         Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

         Lincoln’s common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol “LNC.”

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2002.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
UNCERTAINTY OF FORWARD-LOOKING STATEMENTS
LINCOLN NATIONAL CORPORATION
THE LINCOLN TRUSTS
USE OF PROCEEDS
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF SENIOR DEBT SECURITIES
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF GUARANTEES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
BOOK-ENTRY ISSUANCE
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING SUBORDINATED DEBT SECURITIES AND THE GUARANTEES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
Cert of Trust of Lincoln National Capital VII
Trust Agreement of Lincoln National Capital VII
Certificate of Trust of Lincoln National VIII
Trust Agreement of Lincoln National Capital VIII
Cert of Trust of Lincoln National Capital IX
Trust Agreement of Lincoln National Capital IX
Form of Amended and Restated Trust Agmt LNC VII
Form of Amended and Restated Trust Agmt LNC VIII
Form of Amended and Restated Trust Agmt LNC IX
Form of Guarantee Agreement for LNC VII
Form of Guarantee Agreement for LNC VIII
Form of Guarantee Agreement for LNC IX
Opinion of Sonnenschein Nath & Rosenthal
Opinion Dennis Schoff
Opinion of Richards, Layton & Finger
Consent of Ernst & Young LLP
Form T-1 Statement of Eligibility
Form T-1 Statement of Eligibility
Form T-1 Statement of Eligibility

      You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their respective front covers. Lincoln’s business, financial condition, results of operations and prospects may have changed since those dates.

      For North Carolina Residents:     The Commissioner of Insurance for the State of North Carolina has not approved or disapproved these securities nor has the Commissioner ruled upon the accuracy or adequacy of this prospectus.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1.2 billion or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. Before making any investment decision, you should read this prospectus, the prospectus supplement relating to the offering and the information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

      In this prospectus, references to the “trusts” refer collectively to Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII, and Lincoln National Capital IX, each a statutory business trust formed under the laws of the State of Delaware. References to “Lincoln” “we,” “us” and “our” refer to Lincoln National Corporation, and not to the trusts, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

      Lincoln and the trusts have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. For further information with respect to Lincoln, the trusts and the securities offered hereby, you should refer to the registration statement, including its exhibits and the documents incorporated by reference therein. Statements made in this prospectus concerning the contents of any document filed as an exhibit to the registration statement are not necessarily complete, and in each instance are qualified by reference to the document filed as an exhibit.

      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. The SEC maintains an internet web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is www.sec.gov. You may also obtain copies of this information, as well as the registration statement and its exhibits, from the SEC’s public reference rooms located at:

450 Fifth Street, N.W.

Washington, D.C. 20549

233 Broadway

New York, New York 10007; and

Citicorp Center

500 West Madison Street
Chicago, Illinois 60661.

      Please call the SEC at (800) SEC-0330 for additional information on the public reference rooms and their copying charges.

      You may also inspect reports, proxy statements and other information about us at the offices of the:

New York Stock Exchange, Inc.

20 Broad Street, New York, New York 10005

Chicago Stock Exchange, Inc.

440 South LaSalle Street, Chicago, Illinois 60603; and

Pacific Stock Exchange, Inc.

301 Pine Street, San Francisco, California 94104.

      No separate financial statements of the trusts are included in this prospectus. We do not believe that these financial statements would be helpful because:

•	The trusts are wholly-owned subsidiaries of Lincoln, a reporting company which files consolidated financial information under the Securities Exchange Act of 1934;

•	each trust was formed for and operates as a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than issuing and selling its trust preferred securities and common securities, purchasing subordinated debt securities of Lincoln and other necessary or incidental activities as described in this prospectus; and

•	Lincoln’s obligations described in this prospectus, through the guarantee, the trust agreement, the subordinated debt securities, the subordinated indenture and any supplemental indentures thereto, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by Lincoln of payments due on the trust preferred securities.

DOCUMENTS INCORPORATED BY REFERENCE

      The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you in this section directly to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file with the SEC in the future will automatically update and supersede the information contained in this prospectus.

      We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2001. We also incorporate by reference our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of any offering of securities made by this prospectus and the accompanying prospectus supplement. Any statement contained in this prospectus or the accompanying prospectus supplement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or therein, will be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes the statement. Any such statement or document so modified or superceded will not be deemed, except as modified or superseded, to constitute a part of this prospectus or the accompanying prospectus supplement.

      We will provide without charge to any person to whom this prospectus and the accompanying prospectus supplement is delivered, upon request, a copy of any or all of the documents incorporated by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to:

C. Suzanne Womack, Secretary

Lincoln National Corporation
1500 Market Street, Suite 3900
Philadelphia, Pennsylvania 19102-2112
Telephone: (215) 448-1400.

UNCERTAINTY OF FORWARD–LOOKING STATEMENTS

      Some of the statements made or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. We discuss some of these risks and uncertainties in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our filings under the Securities Exchange Act of 1934 which are incorporated by reference in this prospectus. In addition, these risks and uncertainties include:

•	Subsequent significant changes in Lincoln (e.g., acquisitions and divestitures);

•	Financial markets (e.g., interest rates and securities markets) and general economic conditions;

•	Legislation (e.g., corporate, individual, estate and product taxation);

•	Accounting principles generally accepted in the U.S.;

•	Regulations (e.g., insurance and securities regulations);

•	Receipt of regulatory approvals;

•	Litigation (e.g., adverse decisions in extracontractual and class action damage cases, new appellate decisions which change the law, unexpected trial court rulings, unavailability of witnesses and newly discovered evidence);

•	Debt and claims paying ratings issued by nationally recognized statistical rating organizations;

•	Acts of God (e.g., hurricanes, earthquakes and storms) or terrorist attacks and their effects;

•	Stability of foreign governments in countries that Lincoln does business;

•	Other insurance risks (e.g., policyholder mortality and morbidity); and

•	Competition.

      We operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for us to predict all risk factors that will affect Lincoln. It is also not possible for us to assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

LINCOLN NATIONAL CORPORATION

      Lincoln National Corporation is a holding company with consolidated assets at December 31, 2001 of approximately $98.0 billion and shareholders’ equity of approximately $5.3 billion. Through our subsidiaries, we operate multiple insurance and investment management businesses. Our operations are currently divided into four business segments:     Annuities, Life Insurance, Investment Management and Lincoln UK.

      Recent Developments. In December 2001, Swiss Re acquired Lincoln’s reinsurance operation for $2.0 billion. In addition, Lincoln retained the capital supporting the reinsurance operation. The transaction structure involved a series of indemnity reinsurance transactions combined with the sale of certain stock companies that comprised Lincoln’s reinsurance operation.

      Under the indemnity reinsurance agreements, Swiss Re reinsured certain liabilities and obligations of Lincoln. Because Lincoln is not relieved of its legal liability to the ceding companies, in accordance with

Statement of Financial Accounting Standards No. 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts” (“FAS 113”), the liabilities and obligations associated with the reinsured contracts remain on the consolidated balance sheet of Lincoln with a corresponding reinsurance receivable from Swiss Re.

      An immediate gain of $15.0 million was recognized on the sale of the stock companies. A gain of $723.1 million ($1.1 billion pre-tax) was generated under the indemnity reinsurance agreements. This gain was recorded as a deferred gain on Lincoln’s consolidated balance sheet in accordance with the requirements of FAS 113 and is being amortized into earnings at the rate that earnings on the reinsured business are expected to emerge, over a period of seven to 15 years on a declining basis.

      Lincoln and Swiss Re have not agreed upon the final closing financial statements associated with the December 2001 transactions. There are currently disputed matters of approximately $500 million, which relate primarily to personal accident business reserves and recoverables. Lincoln’s ongoing indemnification to Swiss Re on the underlying reinsurance business is limited to the personal accident business. Lincoln’s exposure is capped at $100 million ($65 million after-tax) for net future payments under the personal accident programs in excess of $148 million, which represents the personal accident liabilities net of the assets held for reinsurance recoverable at December 31, 2000. Up to $200 million of net payments in excess of the net liabilities will be shared on a 50/50 basis between Lincoln and Swiss Re. Lincoln has no continuing indemnification risk to Swiss Re on other reinsurance lines of business including disability income, HMO excess-of-loss, group carrier medical and property and casualty reinsurance lines.

      Upon reaching agreement as to the final closing financial statements, it is possible that Lincoln could record adjustments to realized gain or loss on the sale of subsidiaries, to income from operations, or to the amount of deferred gain associated with the Swiss Re transaction. Another aspect of a potential dispute resolution could result in Lincoln agreeing to transfer assets to Swiss Re until the adequacy of certain reserves and related recoverables can be determined. In that event, Lincoln’s future investment income would be reduced to the extent that any such dispute resolution would result in Swiss Re’s retention of the related investment income during the time frame that Swiss Re would hold the invested assets. While uncertainty exists as to how these disputed matters will finally be resolved, at the present time Lincoln believes the amounts reported within Lincoln’s consolidated financial statements as of and for the year ended December 31, 2001 represent the best estimate of the ultimate outcome of Swiss Re’s acquisition of Lincoln’s reinsurance business. Additional information regarding these contingencies is set forth in our periodic reports under the Securities Exchange Act of 1934. See “Documents Incorporated by Reference.”

      While Lincoln has limited its indemnification to Swiss Re, as previously noted, under FAS 113 Lincoln will continue to report the reserves subject to the indemnity reinsurance agreements with Swiss Re on Lincoln’s consolidated balance sheet with an offsetting reinsurance recoverable from Swiss Re. In the event that future developments indicate that the reserves relating to certain businesses should be adjusted, Lincoln would be required under FAS 113 to recognize the changes in reserves in earnings in the period of change. Any change in the reinsurance recoverable from Swiss Re would be recorded as an adjustment to the amount of deferred gain.

      Lincoln is an Indiana corporation with its principal office at 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112. Its telephone number is (215) 448-1400.

THE LINCOLN TRUSTS

      We created Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX. Each trust is a statutory business trust formed under Delaware law pursuant to a trust agreement executed by Lincoln, as sponsor of the trust, and the Delaware trustee described below, and the filing of a certificate of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the trusts substantially in the form filed as an exhibit to the registration statement that includes this prospectus. We refer to the trust agreements, each as amended and restated, in this prospectus as the “trust agreements.” These trust agreements will state the terms and conditions for the trusts to issue and sell their trust preferred securities and common securities, which we refer to collectively in this prospectus as the “trust securities.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

      Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of its trust securities to acquire a series of corresponding subordinated debt securities issued by Lincoln, which we refer to as “corresponding subordinated debt securities”; and

•	engaging in only those other activities necessary, convenient or incidental to the above purposes.

      Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable trust agreement. Each trust’s business and affairs are conducted by its trustees, each appointed by Lincoln as holder of the trust’s common securities. Unless otherwise specified in the applicable prospectus supplement, there are four trustees of each trust, which we collectively refer to as the issuer trustees, as follows:

•	Administrative Trustees: Two of the trustees, whom we refer to as “administrative trustees”, are persons who are employees or officers of or who are affiliated with Lincoln.

•	Property, Guarantee and Indenture Trustee: The third trustee is Bank One Trust Company, National Association, a financial institution that is unaffiliated with Lincoln, and which serves as the property trustee under the trust agreement. Bank One Trust Company, National Association also acts as the guarantee trustee under the guarantee agreement, and the indenture trustee under a junior subordinated indenture agreement.

•	Delaware Trustee: The fourth trustee, Bank One Delaware, Inc., a corporation that is unaffiliated with Lincoln, serves as the Delaware trustee under the trust agreement.

      Lincoln will hold directly or indirectly all of the common securities of each of the trusts. Unless otherwise indicated in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capital. As the direct or indirect holder of the common securities of a trust, Lincoln will generally have the sole right to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. However, if a subordinated debt security event of default under the trust agreement for the trust has occurred and is continuing, the holders of a majority in liquidation preference of the related trust preferred securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are vested exclusively in Lincoln, as the direct or indirect owner of the common securities of the trust. The duties and obligations of each issuer trustee are governed by the applicable trust agreement. Lincoln will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

      The common securities of a trust owned directly or indirectly by Lincoln will rank equally, and payments will be made on such common securities proportionately with the trust preferred securities of the trust, except as provided below. Upon the occurrence and continuance of an event of default under a trust agreement resulting from a subordinated debt security event of default, periodic cash distributions (which we refer to as “distributions”) and payments upon liquidation, redemption or otherwise with respect to the trust securities of a trust must be paid or delivered to the holders of the trust preferred securities of that trust before the holders of the common securities of that trust. See “Description of Trust Preferred Securities — Subordination of Common Securities.”

      Except as otherwise provided in the applicable prospectus supplement:

•	each trust will sell its trust preferred securities to the public and its common securities to Lincoln;

•	concurrently with the issuance by a trust of its trust preferred securities, the trust will use the proceeds from these sales to buy a series of corresponding subordinated debt securities from Lincoln with the same financial terms as the trust preferred securities;

•	Lincoln will pay interest on the subordinated debt securities at the same rate and at the same times as the trust makes payments on the trust preferred securities. The trust will use the payments it receives on the subordinated debt securities to make the corresponding payments on the trust preferred securities.

•	Lincoln will, on a subordinated basis, fully and unconditionally guarantee the payment by the trust of the trust preferred securities to the extent described in this prospectus. We refer to this as the “guarantee.” Both the subordinated debt securities and the guarantee will be subordinated to Lincoln’s existing and future senior indebtedness, and will effectively be subordinated to existing and future senior obligations of Lincoln’s subsidiaries.

•	the corresponding subordinated debt securities will be the sole assets of each trust, and

•	payments under the corresponding subordinated debt securities and the related expense agreement with Lincoln will be the only revenue of each trust.

Lincoln may redeem the corresponding subordinated debt securities (and cause the redemption of the trust securities) or may terminate each trust and cause the corresponding subordinated debt securities to be distributed to the holders of trust preferred securities in liquidation of their interests in such trust in certain circumstances. See “Description of Trust Preferred Securities — Liquidation Distribution Upon Termination.”

      The rights of the holders of trust preferred securities are described in the applicable trust agreement and the Delaware Business Trust Act. The principal executive office of each trust is located at 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112, and its telephone number is (215) 448-1400.

USE OF PROCEEDS

      Except as otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement are expected to be used by Lincoln for general corporate purposes, including repurchases of outstanding common stock, repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. Lincoln routinely reviews opportunities to acquire financial services businesses or assets thereof. Each trust will use all proceeds received from the sale of its trust securities to purchase subordinated debt securities of Lincoln.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND

EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table sets forth Lincoln’s historical ratios of earnings to fixed charges for each of the years in the five year period ended December 31, 2001. In addition, pro forma ratios are provided for the year ended December 31, 2001 which give effect to the following transactions as if they had occurred on December 31, 2000:

•	the redemption of $215 million of 8 3/4% Series A trust preferred securities in August 2001;

•	the retirement of $225 million of 6.40% Series D trust preferred securities in August 2001;

•	the sale of $172.5 million aggregate principal amount of 7.65% Series E trust preferred securities in November 2001 and the application of the net proceeds thereof;

•	the sale of $250 million aggregate principal amount of 6.20% notes due 2011 in December 2001 and the application of the net proceeds thereof; and

•	the redemption of $100 million of 8.35% Series B trust preferred securities in January 2002.

	Year Ended December 31,

	2001	2000	1999	1998	1997(5)

Ratio of Earnings to Fixed Charges(1):
Excluding Interest on Annuities and Financial Products
Historical	6.10	5.95	4.51	5.82	13.57
Pro Forma(2)	6.93
Including Interest on Annuities and Financial Products(3)
Historical	1.46	1.51	1.34	1.44	2.04
Pro Forma(2)	1.47
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(4)
Historical	1.46	1.51	1.34	1.44	2.04
Pro Forma(2)	1.47

(1)	For purposes of determining this ratio, “earnings” consist of income before federal income taxes, cumulative effect of accounting change and minority interest adjusted for the difference between income or losses from unconsolidated equity investments and cash distributions from such investments, plus fixed charges. “Fixed charges” consist of interest and debt expense on short and long term debt and distributions to minority interest preferred securities of subsidiary companies; and the portion of operating leases that are representative of the interest factor.

(2)	Pro forma ratios after giving effect to (a) the net decrease in interest expense due to the redemption of $215 million of Series A trust preferred securities, the redemption of $100 million of Series B trust preferred securities and the retirement of $225 million Series D trust preferred securities with a weighted average distribution rate of 8.26% per year and the reduction in short-term debt of $99.3 million with a weighted average interest rate of 4.04% per year, and (b) the net increase in interest expense due to the issuance of $172.5 million of 7.65% Series E trust preferred securities, the issuance of $250 million of 6.20% notes due 2011 and the amortization of the loss (included in interest expense) on the treasury lock entered into to hedge the variability in the semi-annual interest payments of the 6.20% notes due 2011 prior to their issuance, partially offset by the net interest received on the interest rate swap entered into to hedge the risk of paying higher fixed rate interest on the $172.5 million of 7.65% Series E trust preferred securities than could be paid on long-term debt in the marketplace.

(3)	Same as the ratio of earning to fixed charges, excluding interest on annuities and financial products, except fixed charges and earnings include interest on annuities and financial products.

(4)	Same as the ratio of earnings to fixed charges, including interest on annuities and financial products, except that fixed charges include the pre-tax earnings required to cover preferred stock dividend requirements.

(5)	Coverage ratios in 1997 are higher than other historical periods due primarily to the inclusion of a pre-tax gain on sale of discontinued operations of $1.2 billion.

DESCRIPTION OF SENIOR DEBT SECURITIES

      We may issue the senior debt securities in one or more series under an indenture dated as of September 15, 1994 between Lincoln and The Bank of New York, as trustee. For purposes of this section, we refer to the indenture, as supplemented from time to time, as the “indenture” and to The Bank of New York or any successor or additional trustee, in its capacity as trustee under the indenture, as the “trustee.” The indenture and the form of the senior debt securities are filed as exhibits to the registration statement that includes this prospectus. The indenture has been qualified under the Trust Indenture Act.

      This summary of the indenture and the senior debt securities relates to terms and conditions applicable to the senior debt securities generally. We will summarize the particular terms of any series of senior debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indenture and the senior debt securities set forth below and the summary of the material terms of a particular series of senior debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the indenture and the senior debt securities for complete information regarding the terms and provisions of the indenture (including defined terms) and the senior debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

      The senior debt securities will be unsecured and will rank on parity with all other unsecured and unsubordinated indebtedness of Lincoln. The indenture does not limit the amount of senior debt securities which we may issue under it, and it provides that senior debt securities may be issued up to the aggregate principal amount that we authorize from time to time.

      Please refer to the applicable prospectus supplement for the following terms of a particular series of senior debt securities being offered:

•	the title, aggregate principal amount and authorized denominations of the senior debt securities;

•	the percentage of their principal amount at which the senior debt securities will be issued;

•	the date or dates on which the senior debt securities will mature;

•	the rate or rates per annum (which may be fixed or variable), if any, at which the senior debt securities will bear interest or the method of determining or calculating such rate or rates;

•	the times at which any such interest will be payable;

•	the currency or units of two or more currencies in which the senior debt securities are denominated and in which principal and any premium, interest and additional amounts (described below) will or may be payable;

•	the dates, if any, on which and the price or prices at which the senior debt securities may or will be redeemed by Lincoln pursuant to any optional or mandatory sinking fund provisions, and other terms and provisions of any sinking fund;

•	any redemption terms or any terms for repayment of principal amount at the option of the holder;

•	whether and under what circumstances Lincoln will pay additional amounts in respect of certain taxes imposed on certain holders or as otherwise provided;

•	the terms and conditions upon which such senior debt securities may be convertible into shares of common stock or other securities of Lincoln, including the conversion price, conversion period and other conversion provisions;

•	the defeasance provisions, if any, that are applicable to the senior debt securities (other than those described in this prospectus);

•	whether the senior debt securities are to be issuable in global form and, if so, the terms and conditions, if any, upon which interests in senior debt securities issued in global form may be exchanged, in whole or in part, for the individual senior debt securities represented by the global senior debt security and the initial depository for the global senior debt security;

•	the person to whom any interest on a registered security is payable, if other than the registered holder, or the manner in which any interest is payable on a bearer security if other than upon presentation of the related coupons; or

•	any other specific terms of the senior debt securities.

      Principal, interest and premium and additional amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the indenture, the senior debt securities and the prospectus supplement relating thereto.

      Unless we specify otherwise in the applicable prospectus supplement, we will issue the senior debt securities in fully registered form without coupons. When we issue senior debt securities of any series in bearer form, we will describe in the applicable prospectus supplement the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to the senior debt securities and to payment on and transfer and exchange of the senior debt securities.

      We may issue senior debt securities as discounted senior debt securities that bear no interest or that bear interest at a below market rate at the time of issuance to be sold at a substantial discount below their stated principal amount. We will describe the U.S. federal income tax consequences and other special considerations applicable to any discounted senior debt securities in the applicable prospectus supplement.

      If the purchase price of any senior debt securities is payable in one or more foreign currencies or currency units or if any senior debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or premium, or interest, if any, on, any senior debt securities is payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to the senior debt securities and foreign currency or currency units in the applicable prospectus supplement.

      Holders may present senior debt securities for exchange, and holders may present registered senior debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the indenture, the senior debt securities and the applicable prospectus supplement. Holders of senior debt securities in bearer form and the related coupons may transfer them by delivery. No service charge will be made for any transfer or exchange of senior debt securities, but Lincoln may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. (Section 2.06)

      Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indenture and the senior debt securities would not necessarily afford holders of the senior debt securities protection in the event of a highly leveraged or other transaction involving Lincoln that may adversely affect those holders.

      If the senior debt securities are convertible into shares of common stock, the conversion price payable and the number of shares purchasable upon conversion may be subject to adjustment in certain events as set forth in the applicable prospectus supplement.

Form, Registration, Transfer and Exchange

      We may issue senior debt securities of a series solely as registered securities, solely as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. We may issue senior debt securities of a series in whole or part in the form of one or more global senior debt securities, which we refer to in this prospectus as “global securities”, as described below under “Global Senior Debt Securities.”

      Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for the bearer security. Instead, that interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities. (Sections 2.06, 2.12 and 4.01)

      Holders may present senior debt securities for exchange as provided above, and unless otherwise indicated in the applicable prospectus supplement, holders may present registered securities for registration of transfer (duly endorsed, or accompanied by a duly executed written instrument of transfer), at the office of any transfer agent designated by Lincoln for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement. This may be done without service charge upon payment of any taxes and other governmental charges as described in the indenture. The transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. Lincoln may at any time rescind the designation of any transfer agent. However, no such designation or rescission shall in any manner relieve Lincoln of its obligation to maintain an office or agency in each place of payment for senior debt securities of a series. Lincoln may at any time designate additional transfer agents with respect to any series of senior debt securities. (Sections 2.06 and 4.02)

      If senior debt securities of any series are redeemed, Lincoln will not be required to:

•	register the transfer or exchange of senior debt securities of that series during a 15-day period before the selection of the securities of that series to be redeemed;

•	register the transfer of or exchange any registered security, or portion thereof, selected for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption except, to the extent provided with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, to exchange such bearer security for a registered security of that series of like tenor and principal amount that is immediately surrendered for redemption. (Section 2.06)

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, interest and additional amounts, if any, on registered securities will be made at the office of the paying agent or paying agents that Lincoln may designate from time to time. However, at Lincoln’s option, Lincoln may make payment of interest and any additional amounts by check or draft mailed to the address, as it appears in the senior debt security register, of the person or entity entitled to the payment. Unless otherwise indicated in an applicable prospectus supplement, Lincoln will make payment of any installment of interest on registered securities to the person or entity in whose name the registered security is registered at the close of business on the record date for such interest. (Section 4.01)

      Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, interest and additional amounts, if any, on bearer securities will be payable in accordance with applicable laws and regulations at the offices of those paying agents outside the U.S. as Lincoln may designate from time to time, or by check or by transfer to an account maintained by the payee outside the U.S. Unless otherwise indicated in the applicable prospectus supplement, Lincoln will make interest payments on bearer securities only against surrender of the coupon relating to that interest installment. (Sections 2.06 and 4.02)

      Lincoln will name any paying agents in or outside the U.S. initially designated by Lincoln for the senior debt securities in the applicable prospectus supplement. If the senior debt securities of a series are listed on a stock exchange located outside the U.S. and if the stock exchange requires it, Lincoln will maintain a paying agent for that series in London, Luxembourg or any other required city located outside the U.S. so long as the senior debt securities of that series are listed on that exchange. Lincoln may at any time designate additional paying agents or rescind the designation of any paying agent. However, no such designation or rescission shall in any manner relieve Lincoln of its obligation to maintain an office or agency in each place of payment. (Section 4.02)

      All monies paid by Lincoln to a paying agent for the payment of principal of or interest or additional amounts, if any, on any senior debt security which remain unclaimed at the end of one year after becoming due and payable will be repaid to Lincoln. After that time, the holder of the senior debt security or coupon will look only to Lincoln for payment of those amounts. (Section 4.03)

Global Senior Debt Securities

      Lincoln may issue the senior debt securities of a series in the form of one or more global securities that Lincoln will deposit with a depository or its nominee identified in the applicable prospectus supplement. In such a case, Lincoln will issue one or more global securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding senior debt securities of the series to be represented by such global security or global securities. Unless and until it is exchanged in whole or in part for senior debt securities in registered form, a global security may not, subject to certain exceptions, be registered for transfer or exchange except to the depository for the global security or a nominee of the depository. (Section 2.06)

      Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of senior debt securities will be exchangeable for individual senior debt securities of that series in the following circumstances:

•	if a depository is at an time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Lincoln within 90 days;

•	at any time in Lincoln’s sole discretion if Lincoln determines not to have any senior debt securities of that series represented by a global security;

•	if Lincoln so specifies with respect to a series of senior debt securities, at any time upon the request of an owner of a beneficial interest in a global security representing senior debt securities of that series if the exchange is made on terms acceptable to Lincoln, the trustee and the depository; or

•	a senior debt security event of default has occurred and is continuing with respect to that series of senior debt securities.

      To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for any portion of a series of senior debt securities to be represented by a global security in the applicable prospectus supplement.

Limitation on Liens on Stock of Restricted Subsidiaries

      Lincoln will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (which we refer to in this prospectus as “Debt”) secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the senior debt securities (together with, if Lincoln shall so determine, any other indebtedness of or guarantee by Lincoln ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that Debt. (Section 4.06).

      For purposes of the indenture, “Restricted Subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the business of that subsidiary and any other subsidiary which Lincoln’s board of directors designates as a Restricted

Subsidiary. (Section 1.01) The Lincoln National Life Insurance Company accounted for approximately 91% of the consolidated revenues of Lincoln during the year ended December 31, 2001 and 92% of the consolidated assets of Lincoln at December 31, 2001.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

      Lincoln will not, nor will it permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any Restricted Subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to Lincoln or one or more Restricted Subsidiaries;

•	the disposition of all or any part of the capital stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by Lincoln’s board of directors acting in good faith; or

•	an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of Lincoln or any Restricted Subsidiary. (Section 4.07)

      For the purposes of the indenture, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock. (Section 1.01)

Defaults and Remedies

      A “senior debt security event of default” with respect to senior debt securities of any series is defined in the indenture as being any one of the following events:

(a)	default for 30 days in payment of any interest or additional amounts on the senior debt securities of that series;

(b)	default in payment of principal or premium, if any, on the senior debt securities of that series when due either at maturity, upon redemption, by declaration or otherwise, other than a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three business days beyond the payment due date;

(c)	default in payment of any sinking fund installment when due and payable, other than a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three business days beyond the payment due date;

(d)	default by Lincoln in the performance or breach of any other covenant or warranty of Lincoln relating to the senior debt securities of that series for a period of 60 days after written notice has been provided to Lincoln by the trustee or to Lincoln and the trustee by the registered holders of at least 25% in principal amount of the outstanding debt securities of that series;

(e)	certain events involving the bankruptcy or insolvency of Lincoln; or

(f)	other events of default as specified in the supplemental indenture or board resolution under which that series of senior debt securities was issued. (Section 6.01)

      The indenture provides that if a senior debt security event of default described in clauses (a), (b), (c) or, in the event of a default with respect to less than all outstanding series under the indenture, (d) above has occurred and is continuing with respect to one or more series, either the trustee or the holders of 25% in principal amount of the outstanding senior debt securities of that series (each series voting as a separate class) may declare the principal (or in the case of original issue discount senior debt securities, the portion of the principal amount specified in the terms of the senior debt securities), accrued interest and any additional amounts payable with respect to the senior debt securities of that series to be due and payable immediately.

      The indenture also provides that if a senior debt security event of default described in clause (d) (in the event of a default with respect to all outstanding series) or (e) above has occurred and is continuing, either the trustee or the holders of 25% in principal amount of all senior debt securities then outstanding (voting as one class) may declare the principal (or in the case of original issue discount senior debt securities, the portion of the principal amount specified in the terms of the senior debt securities), accrued interest and any additional amounts payable with respect to all outstanding senior debt securities to be due and payable immediately. Upon certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series (or of all series, as the case may be) may annul declarations of acceleration and waive past defaults, other than defaults in the payment of principal of, or premium, interest or additional amounts, if any, on the senior debt securities. (Sections 6.01 and 6.10)

      Holders may not enforce the indenture or the senior debt securities except as provided in the indenture. The trustee may refuse to enforce the indenture or the senior debt securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the senior debt securities of any series may direct the trustee in its exercise of any trust or power. Lincoln must deliver annually to the trustee an officer’s statement indicating whether the signer knows of any default by Lincoln in performing any of its obligations under the indenture. The trustee may withhold from holders notice of any continuing default, except a default in payment of principal or any premium, interest or additional amounts, or any sinking or purchase fund installment, if it determines that withholding notice is in their interest. (Sections 4.05, 6.06, 6.09, 6.11, 7.01 and 7.05)

Defeasance

      Unless otherwise described in a prospectus supplement with respect to any series of senior debt securities, if Lincoln deposits with the trustee, in trust, money, government obligations or a combination thereof which will in the written opinion of independent public accountants selected by Lincoln, provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and additional amounts and premium, if any, on, a series of senior debt securities on the dates such payments are due in accordance with the terms of that series, Lincoln, at its option:

•	will be discharged from any and all obligations in respect of that series of senior debt securities on the 91st day after satisfaction of all conditions to the discharge, other than certain obligations to register the transfer or exchange of the senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust; or

•	effective upon the satisfaction of all applicable conditions, need not comply with certain restrictive covenants under the indenture or otherwise applicable to that series of senior debt securities and will not be limited by any restrictions with respect to merger, consolidation or sales of assets. (Section 8.02)

      In order to exercise either of the options described above, no senior debt security event of default shall have occurred and be continuing under the indenture and Lincoln must provide to the trustee:

•	an opinion of counsel to the effect that holders of the applicable series of senior debt securities:

•	will not recognize income, gain or loss for federal income tax purposes as a result of Lincoln’s exercise of its option; and

•	will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such option had not been exercised;

•	if senior debt securities are being discharged, a private letter ruling to the same effect as the opinion of counsel received from the U.S. Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the IRS;

•	an officers’ certificate to the effect that no senior debt security event of default or event which with the giving of notice or lapse of time, or both, would become a senior debt security event of default, with respect to the applicable series of senior debt securities shall have occurred and be continuing on the date of the deposit; and

•	if the senior debt securities are listed on the New York Stock Exchange, an opinion of counsel to the effect that the exercise of the option will not cause the senior debt securities to be delisted. (Section 8.02)

      For purposes of the indenture, the term “government obligations” means generally:

•	direct noncallable obligations of the government which issued the currency in which the senior debt securities of the applicable series are denominated;

•	noncallable obligations which are fully guaranteed by that government with respect to the payment of principal and interest; or

•	noncallable obligations on which the full faith and credit of that government is pledged with respect to the payment of principal and interest. (Section 1.01).

      In addition, Lincoln may obtain a discharge under the indenture with respect to all the senior debt securities of a series by depositing with the trustee, in trust, moneys or government obligations sufficient to pay at maturity or upon redemption all of the principal, premium, interest and additional amounts payable with respect to the senior debt securities of that series if all of those senior debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. Lincoln is not required to deliver an opinion of counsel or ruling relating to the tax consequences to holders for this discharge. (Section 8.01) After any discharge of senior debt securities pursuant to the terms of the indenture described above, the holders of those senior debt securities will be able to look solely to the trust fund, and not to Lincoln, for payments of principal and any premium, interest or additional amounts. (Sections 8.01 and 8.02)

Consolidation, Merger and Sale of Assets

      Lincoln may not consolidate with or merge into, or sell, lease or convey all or substantially all of its assets to, another corporation unless:

•	the successor or transferee corporation is a corporation organized and existing under the laws of the U.S. or a state thereof;

•	the successor or transferee corporation assumes by supplemental indenture all the obligations of Lincoln under the senior debt securities and the indenture; and

•	Lincoln or the successor corporation, as the case may be, will not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance of any covenant or condition with respect to the senior debt securities or the indenture.

      Lincoln will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture comply with the terms of the indenture. Upon any consolidation or merger or any sale, lease or conveyance of all or substantially all of the assets of Lincoln, the successor or transferee corporation shall succeed to, and be substituted for, and may exercise every right and power of, Lincoln under the indenture. (Sections 5.01 and 5.02). Thereafter, all obligations of the predecessor corporation will terminate. (Section 5.01)

Modification of the Indenture

      The indenture permits Lincoln and the trustee to amend or supplement the indenture or the senior debt securities without notice to or the consent of any holder of a senior debt security for certain purposes, including to:

•	cure any ambiguity, defect or inconsistency;

•	comply with Section 5.01 (relating to when Lincoln may consolidate, merge or sell all or substantially all of its assets);

•	provide for uncertificated senior debt securities;

•	establish the form or terms of senior debt securities of any series; or

•	make any change that does not adversely affect the rights of any holder of a senior debt security. (Section 9.01)

      Lincoln and the trustee may modify or amend certain other provisions of the indenture only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series issued under the indenture which is affected by the modification or amendment (voting as one class). However, no such modification or amendment may, without the consent of the holder of each senior debt security affected thereby:

•	reduce the percentage of senior debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or rates or extend the time for payment of interest or additional amounts, if any, on any senior debt security;

•	reduce the principal of or premium, if any, on or extend the fixed maturity of any senior debt security;

•	modify or effect in any manner adverse to the holders of senior debt securities the terms and conditions of the obligations of Lincoln in respect of its obligations under the indenture;

•	waive a default in the payment of principal of or premium or interest or additional amounts, if any, on any senior debt security;

•	impair the right to institute a suit for the enforcement of any payment with respect to any series of senior debt securities;

•	change a place of payment; or

•	make any senior debt security payable in currency other than that stated in the senior debt security. (Section 9.02)

Regarding the Trustee

      The trustee is a participant in various credit agreements of Lincoln, and Lincoln has maintained other banking relationships with the trustee in the normal course of business. The trustee also acts as trustee and paying agent for Lincoln’s 7 5/8% Notes due July 15, 2002, 7 1/4% Debentures due May 15, 2005, 6 1/2% Notes due March 15, 2008, 6.20% Notes due December 15, 2011, 7% Notes due March 15, 2018 and 9 1/8% Debentures due October 1, 2024 and may act as trustee under various other indentures, trusts and guarantees of Lincoln and its affiliates in the ordinary course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

      We may issue junior subordinated debt securities in one or more series under a junior subordinated indenture, as supplemented from time to time, between Lincoln and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as trustee. For purposes of this prospectus, we refer to the junior subordinated indenture, as supplemented from time to time, as the

“subordinated indenture”, to the junior subordinated debt securities as “subordinated debt securities” and to Bank One Trust Company or any successor or additional trustee, in its capacity as trustee under the subordinated indenture, as the “subordinated indenture trustee.” The subordinated indenture (including the form of the subordinated debt securities) is filed as an exhibit to the registration statement that includes this prospectus. The subordinated indenture has been qualified under the Trust Indenture Act.

      This summary of the subordinated indenture and the subordinated debt securities relates to terms and conditions applicable to the subordinated debt securities generally. We will summarize the particular terms of any series of subordinated debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the subordinated indenture and the subordinated debt securities set forth below and the summary of the material terms of a particular series of subordinated debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the subordinated indenture and the subordinated debt securities for complete information regarding the terms and provisions of the subordinated indenture (including defined terms) and the subordinated debt securities. Wherever we refer to particular articles, sections or defined terms of the subordinated indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

      Each series of subordinated debt securities will rank equally with all other series of subordinated debt securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all Senior Debt (as defined below) of Lincoln. See “— Subordination.”

      Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by its subsidiaries. Lincoln relies primarily on dividends from its subsidiaries to meet its obligations. The payment of dividends by Lincoln’s insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. Accordingly, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of Lincoln’s subsidiaries, and holders of subordinated debt securities should look only to the assets of Lincoln for payments on the subordinated debt securities. Except as otherwise provided in the applicable prospectus supplement, the subordinated indenture does not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the subordinated indenture, the indenture or any other indenture that Lincoln may enter into in the future or otherwise. See “—Subordination” and the prospectus supplement relating to any offering of subordinated debt securities.

      We will issue the subordinated debt securities in one or more series pursuant to an indenture supplemental to the subordinated indenture or a resolution of Lincoln’s board of directors or a committee thereof.

      The applicable prospectus supplement will describe the following terms of the subordinated debt securities:

•	the title of the subordinated debt securities;

•	any limit upon the aggregate principal amount of the subordinated debt securities;

•	the date or dates on which the principal of the subordinated debt securities is payable (which we refer to as the “stated maturity”) or the method of determination of the stated maturity;

•	the rate or rates, if any, at which the subordinated debt securities will bear interest, the interest payment dates on which interest will be payable, the right, if any, of Lincoln to defer or extend an interest payment date and the regular record date for interest payable on any interest payment date or the method by which any of these items will be determined;

•	the place or places where the principal of and premium, if any, and interest on the subordinated debt securities will be payable and where the subordinated debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Lincoln regarding the subordinated debt securities and the subordinated indenture may be made;

•	the terms and conditions upon which subordinated debt securities may be redeemed, in whole or in part, at the option of Lincoln or a holder of subordinated debt securities;

•	the obligation or the right, if any, of Lincoln or a holder to redeem, purchase or repay the subordinated debt securities and the terms and conditions upon which the subordinated debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any subordinated debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•	if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of and premium and interest, if any, on the subordinated debt securities shall be payable, or in which the subordinated debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants of Lincoln specified in the subordinated indenture with respect to the subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of subordinated debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the subordinated indenture with respect to a series of subordinated debt securities as shall be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the subordinated debt securities and the manner in which these amounts will be determined;

•	the terms and conditions relating to the issuance of a temporary global security representing all of the subordinated debt securities of the series and the exchange of the temporary global security for definitive subordinated debt securities of the series;

•	whether the subordinated debt securities of the series will be issued in whole or in part in the form of one or more global securities and the depositary for the global securities, which depositary will be a clearing agency registered under the Securities Exchange Act of 1934;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of Lincoln or a holder to convert or exchange the subordinated debt securities into trust preferred securities;

•	the form of trust agreement and guarantee agreement, if applicable;

•	the relative degree, if any, to which subordinated debt securities of the series shall be senior or subordinated to other series of subordinated debt securities or other indebtedness of Lincoln in right of payment, whether other series of subordinated debt securities or other indebtedness are outstanding or not; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture.

      We may sell subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which is below market rates at the time of issuance. We will describe certain U.S. federal income tax consequences and special considerations applicable to any subordinated debt securities in the applicable prospectus supplement.

      If the purchase price of any subordinated debt securities is payable in one or more foreign currencies or currency units or if any subordinated debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or premium or interest, if any, on, any subordinated debt securities is payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to the subordinated debt securities and foreign currency or currency units in the applicable prospectus supplement.

      If any index is used to determine the amount of any principal, premium or interest payable with respect to any series of subordinated debt securities, we will describe the special U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations, Registration and Transfer

      Unless otherwise specified in the applicable prospectus supplement, we will issue the subordinated debt securities only in registered form without coupons in denominations of $25 and any integral multiple of $25. Subordinated debt securities of any series will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.

      Holders may present subordinated debt securities for exchange as provided above, and holders may present subordinated debt securities for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the appropriate securities registrar or at the office of any transfer agent designated by Lincoln for such purpose with respect to any series of subordinated debt securities and referred to in the applicable prospectus supplement. This may be done without service charge upon payment of any taxes and other governmental charges as described in the subordinated indenture. Lincoln has appointed the subordinated indenture trustee as securities registrar under the subordinated indenture. If the applicable prospectus supplement refers to any transfer agents initially designated by Lincoln with respect to any series of subordinated debt securities in addition to the securities registrar, Lincoln may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. However, Lincoln will be required to maintain a transfer agent in each place of payment for that series. Lincoln may at any time designate additional transfer agents with respect to any series of subordinated debt securities.

      In the event of any redemption, neither Lincoln nor the subordinated indenture trustee will be required to:

•	issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any subordinated debt securities selected for redemption, except the unredeemed portion of any subordinated debt securities being redeemed in part.

Global Subordinated Debt Securities

      Lincoln may issue the subordinated debt securities of a series in whole or in part in the form of one or more global securities that Lincoln will deposit with, or on behalf of, a depository or its nominee identified in the prospectus supplement relating to that series. Lincoln will issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual subordinated debt securities it represents, a global security may not be transferred except as a whole:

•	by the depository for the global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

      Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of subordinated debt securities will be exchangeable for individual subordinated debt securities of that series in the following circumstances:

•	if a depository is unwilling or unable to continue as depository or if the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•	at any time in Lincoln’s sole discretion if Lincoln determines not to have any subordinated debt securities of that series represented by a global security;

•	if Lincoln so specifies with respect to a series of subordinated debt securities, at any time upon the request of an owner of a beneficial interest in a global security representing subordinated debt securities of that series if the exchange is made on terms acceptable to Lincoln, the subordinated indenture trustee and the depository; or

•	a subordinated debt security event of default has occurred and is continuing with respect to that series of subordinated debt securities.

      To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for a series of subordinated debt securities to be represented by a global security in the applicable prospectus supplement.

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, payment of principal and any premium and interest on subordinated debt securities will be made at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041, or at the office of any paying agent or paying agents as Lincoln may designate from time to time in the applicable prospectus supplement. However, at Lincoln’s option, Lincoln may make payment of any interest:

•	except in the case of global subordinated debt securities, by check mailed to the address, as it appears in the securities register, of the person or entity entitled to the payment; or

•	by transfer to an account maintained by the person or entity entitled to the payment as specified in the securities register, if Lincoln has received proper transfer instructions by the regular record date.

      Unless otherwise indicated in the applicable prospectus supplement, Lincoln will make payments of interest on subordinated debt securities to the person or entity in whose name the subordinated debt security is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. Lincoln may at any time designate additional paying agents or rescind the designation of any paying agent. However, Lincoln will be required to maintain at all times a paying agent in each place of payment for each series of subordinated debt securities.

      Any moneys deposited by Lincoln with the subordinated indenture trustee or any paying agent, or then held by Lincoln in trust, for the payment of the principal of and any premium or interest on any subordinated debt security that remains unclaimed for two years after becoming due and payable will be repaid to Lincoln at its request. After that time, the holder of the subordinated debt security will look, as a general unsecured creditor, only to Lincoln for payment of those amounts.

Option to Extend Interest Payment Date

      If provided in the applicable prospectus supplement and subject to any terms, conditions and covenants contained in the prospectus supplement, Lincoln will have the right at any time and from time to time during the term of any series of subordinated debt securities to defer payment of interest for that number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each of which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the applicable series of subordinated debt securities. We will describe certain U.S. federal income tax consequences and special considerations applicable to the subordinated debt securities in the applicable prospectus supplement.

Redemption

      Unless otherwise indicated in the applicable prospectus supplement:

•	subordinated debt securities will not be subject to any sinking fund;

•	Lincoln may, at its option, redeem the subordinated debt securities of any series in whole at any time or in part from time to time. Lincoln may redeem subordinated debt securities in denominations larger than $25 in part but only in integral multiples of $25;

•	the redemption price for any subordinated debt security shall equal the principal amount of the security, plus any accrued and unpaid interest to the redemption date; and

•	if a Subordinated Debt Security Tax Event described below has occurred and is continuing with respect to a series of subordinated debt securities, Lincoln may, at its option, redeem that series of subordinated debt securities in whole, but not in part, at any time within 90 days of the occurrence of the Subordinated Debt Security Tax Event, at a redemption price equal to 100% of the principal amount of the subordinated debt securities of that series then outstanding plus accrued and unpaid interest to the redemption date.

      “Subordinated Debt Security Tax Event” means the receipt by Lincoln of an opinion of counsel experienced in such matters to the effect that:

•	as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or

•	as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations,

•	which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of subordinated debt securities under the subordinated indenture,

•	there is more than an insubstantial risk that interest payable by Lincoln on the series of subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by Lincoln, in whole or in part, for U.S. federal income tax purposes.

      Lincoln will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address. Unless Lincoln defaults in payment of the redemption price, interest will cease to accrue on those subordinated debt securities called for redemption on and after the redemption date.

Restrictions on Certain Payments

      Lincoln will also covenant, as to each series of subordinated debt securities, that it will not, and will not permit any subsidiary of Lincoln to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Lincoln’s capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other subordinated debt securities) that rank equally with or junior in interest to the subordinated debt securities; or

•	make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if that guarantee ranks equally or junior in interest to the subordinated debt securities;

if at such time:

•	any event has occurred of which Lincoln has actual knowledge that:

•	with the giving of notice or the lapse of time, or both, would constitute a subordinated debt security event of default with respect to the subordinated debt securities of that series;

•	which default Lincoln has not taken reasonable steps to cure;

•	if the subordinated debt securities are held by a trust of a series of related trust preferred securities, Lincoln is in default with respect to its payment of any obligations under the guarantee relating to those trust preferred securities; or

•	Lincoln has given notice of its selection of an extension period as provided in the subordinated indenture with respect to the subordinated debt securities of that series and has not rescinded such notice, or that extension period, or any extension of that extension period, shall be continuing.

The following actions are not subject to the restrictions described above:

•	dividends or distributions in common stock of Lincoln;

•	redemptions or purchases of any rights pursuant to Lincoln’s rights plan, or any successor to Lincoln’s rights plan, and the declaration of a dividend of rights or the issuance of stock under those plans in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of Lincoln’s benefit plans for its directors, officers or employees.

Modification of Subordinated Indenture

      From time to time Lincoln and the subordinated indenture trustee may, without the consent of the holders of any series of subordinated debt securities, amend, waive or supplement the subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies, as long as the cure does not materially adversely affect the interest of the holders of any series of subordinated debt securities or, in the case of corresponding subordinated debt securities, the holders of the related trust preferred securities so long as they remain outstanding; and

•	qualifying, or maintaining the qualification of, the subordinated indenture under the Trust Indenture Act.

      Lincoln and the subordinated indenture trustee may generally modify the subordinated indenture in a manner affecting the rights of the holders of one or more series of the subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of subordinated debt securities affected. However, no modification may, without the consent of the holder of each outstanding subordinated debt security affected:

•	change the stated maturity or reduce the principal amount of any series of subordinated debt securities, or reduce the rate or extend the time of payment of interest on those securities, other than an extension as contemplated by the subordinated indenture; or

•	reduce the percentage of principal amount of subordinated debt securities of any series, the holders of which are required to consent to a modification of the subordinated indenture.

In the case of subordinated debt securities that correspond to a series of trust preferred securities, so long as any of the related trust preferred securities remain outstanding:

•	no modification described in the previous paragraph may be made that adversely affects the holders of such trust preferred securities in any material respect,

•	no termination of the subordinated indenture may occur, and

•	no waiver of any subordinated debt security event of default or compliance with any covenant under the subordinated indenture may be effective,

in each case without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related trust preferred securities unless and until the principal of and all accrued and unpaid interest on the corresponding subordinated debt securities has been paid in full and certain other conditions are satisfied.

      In addition, Lincoln and the subordinated indenture trustee may execute a supplemental subordinated indenture for the purpose of creating any new series of subordinated debt securities without the consent of any holder of subordinated debt securities.

Subordinated Debt Security Events of Default

      The subordinated indenture provides that any one or more of the following events with respect to a series of subordinated debt securities that has occurred and is continuing constitutes a “subordinated debt security event of default” with respect to that series of subordinated debt securities:

•	failure for 30 days to pay any interest on the series of the subordinated debt securities when due, other than the deferral of any due date in the case of an extension period;

•	failure to pay any principal or premium, if any, on the series of subordinated debt securities when due whether at maturity, upon redemption by declaration or otherwise;

•	failure to observe or perform in any material respect certain other covenants contained in the subordinated indenture for 90 days after written notice has been provided to Lincoln by the subordinated indenture trustee or to Lincoln and the subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series; or

•	certain events in bankruptcy, insolvency or reorganization of Lincoln.

      The holders of a majority in aggregate outstanding principal amount of an applicable series of subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee. The subordinated indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of an applicable series of subordinated debt securities may declare the principal due and payable immediately upon a subordinated debt security event of default. In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the subordinated indenture trustee or the holders of the corresponding subordinated debt securities fail to declare the principal due and payable immediately upon a subordinated debt security event of default, then the holders of at least 25% in aggregate liquidation preference of the related trust preferred securities may exercise that right. The holders of a majority in aggregate outstanding principal amount of a series of subordinated debt securities may annul the declaration and its consequences if the default (other than the non-payment of the principal of the series of subordinated debt securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and the fees and expenses of the subordinated indenture trustee has been deposited with the subordinated indenture trustee. In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right.

      The holders of a majority in aggregate outstanding principal amount of a series of subordinated debt securities may, on behalf of the holders of all the affected subordinated debt securities of that series, waive any past default, except:

•	a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the subordinated indenture trustee; or

•	a default with respect to a covenant which cannot be modified or amended pursuant to the terms of the subordinated indenture without the consent of the holder of each outstanding subordinated debt security.

In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right. Lincoln must file annually with the subordinated indenture trustee a certificate as to whether or not Lincoln is in compliance with all the conditions and covenants applicable to it under the subordinated indenture.

      If a subordinated debt security event of default has occurred and is continuing as to a series of subordinated debt securities that correspond to a series of trust preferred securities, the property trustee will have the right to declare the principal of and the interest on the corresponding subordinated debt securities, and any other amounts payable under the subordinated indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      If a subordinated debt security event of default has occurred and is continuing and the default is attributable to the failure of Lincoln to pay interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the subordinated indenture, institute a legal proceeding directly against Lincoln for enforcement of payment to the holder of the principal of or interest on related subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities held by the holder (which we refer to as a “direct action”). Lincoln may not amend the subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If Lincoln removes the right to bring a direct action, the applicable trust may become subject to the reporting obligations under the Securities Exchange Act of 1934. Lincoln will have the right under the subordinated indenture to set-off any payment made to the holder of trust preferred securities by Lincoln in connection with a direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related subordinated debt securities unless a trust agreement event of default has occurred and is continuing under the applicable trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

      Lincoln may not consolidate with or merge into any other person or entity or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity, and no person or entity may consolidate with or merge into Lincoln or convey, transfer or lease its properties and assets substantially as an entirety to Lincoln, unless:

•	if Lincoln consolidates with or merges into another person or entity or conveys or transfers its properties and assets substantially as an entirety to any person or entity, the successor person or entity is organized under the laws of the U.S. or any state or the District of Columbia and expressly assumes Lincoln’s obligations under the subordinated debt securities and the subordinated indenture;

•	immediately after giving effect to the transaction, no subordinated debt security event of default, and no event which, after notice or lapse of time or both, would become a subordinated debt security event of default, shall have occurred and be continuing;

•	in the case of subordinated debt securities that correspond to a series of trust preferred securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement and guarantee; and

•	certain other conditions prescribed in the subordinated indenture are met.

      The general provisions of the subordinated indenture do not afford holders of the subordinated debt securities protection in the event of a highly leveraged or other transaction involving Lincoln that may adversely affect holders of the subordinated debt securities.

Satisfaction and Discharge

      The subordinated indenture provides that when:

•	all subordinated debt securities not previously delivered to the subordinated indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	Lincoln deposits or causes to be deposited with the subordinated indenture trustee funds, in trust, in the currency or currencies in which those subordinated debt securities are payable;

•	the deposited amount is for the purpose and is sufficient to pay and discharge the entire amount of principal, premium and interest on those subordinated debt securities to the date of the deposit if those debt securities have become due and payable or to the stated maturity, as the case may be,

•	Lincoln has paid or caused to be paid all other sums payable pursuant to the subordinated indenture; and

•	certain other conditions prescribed in the subordinated debenture are met,

then with certain exceptions the subordinated indenture will cease to be of further effect and Lincoln will be deemed to have satisfied and discharged the subordinated indenture.

Conversion or Exchange

      If and to the extent indicated in the applicable prospectus supplement, the subordinated debt securities of any series may be convertible or exchangeable into trust preferred securities or other securities. We will describe the specific terms on which subordinated debt securities of any series may be so converted or exchanged in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Lincoln, in which case the number of shares of trust preferred securities or other securities to be received by the holders of subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

      Any subordinated debt securities issued by Lincoln under the subordinated indenture will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the subordinated indenture. Upon any payment or distribution of assets of Lincoln to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Lincoln, the holders of Senior Debt will first be entitled to receive payment in full of principal and premium and interest, if any, on the Senior Debt before the holders of subordinated debt securities or, in the case of corresponding subordinated debt securities, the property trustee on behalf of the holders, will be entitled to receive or retain any payment with respect to the subordinated debt securities.

      In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the outstanding Senior Debt (including any amounts due upon acceleration) before the holders of subordinated debt securities will be entitled to receive or retain any payment with respect to the subordinated debt securities.

      No payments on account of principal, premium or interest, if any, in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

      “Debt” means with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent,

•	every obligation of that person or entity for money borrowed;

•	every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•	every obligation of that person or entity issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person or entity; and

•	every obligation of the type described above of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

      “Senior Debt” means the principal of, and premium and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Lincoln whether or not such claim for post-petition interest is allowed in that proceeding), on Debt, whether incurred on or prior to the date of the subordinated indenture or incurred after that date, unless, in the instrument creating or evidencing the Debt or pursuant to which the Debt is outstanding, it is provided that the obligations with respect to that Debt are not superior in right of payment to the subordinated debt securities or to other Debt which is equal with, or subordinated to, the subordinated debt securities; provided, however, that Senior Debt shall not be deemed to include:

•	any Debt of Lincoln which was without recourse to Lincoln when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code,

•	any Debt of Lincoln to any of its subsidiaries,

•	Debt to any employee of Lincoln,

•	any liability for taxes,

•	indebtedness or monetary obligations to trade creditors or assumed by Lincoln or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

•	any other debt securities issued pursuant to the subordinated indenture.

      Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln are owned by Lincoln’s subsidiaries. Lincoln relies primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of Lincoln’s subsidiaries, including liabilities under contracts of insurance and annuities written by Lincoln’s insurance subsidiaries. Holders of subordinated debt securities should look only to the assets of Lincoln for payments of principal, premium, and interest, if any.

      The subordinated indenture places no limitation on the amount of additional Senior Debt that Lincoln may incur. Lincoln expects from time to time to incur additional indebtedness constituting Senior Debt.

      The subordinated indenture provides that the subordination provisions described above, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Lincoln will describe any change in the applicable prospectus supplement.

Governing Law

      The subordinated indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Subordinated Indenture Trustee

      The subordinated indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the subordinated indenture trustee is under no obligation to exercise any of the powers vested in it by the subordinated indenture at the request of any holder of subordinated debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which the subordinated trustee might incur in connection with its exercise of those powers. The subordinated indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

      The subordinated trustee is a participant in various credit agreements of Lincoln, and Lincoln has maintained other banking relationships with the trustee in the normal course of business. The subordinated indenture trustee acts as property trustee and guarantee trustee for Lincoln’s 7.40% Series C trust preferred securities, 5.67% Series D trust preferred securities and 7.65% Series E trust preferred securities and may act as trustee under various other indentures, trusts and guarantees of Lincoln and its affiliates in the ordinary course of business.

Corresponding Subordinated Debt Securities

      Lincoln may issue corresponding subordinated debt securities in one or more series of subordinated debt securities under the subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In that event, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds of that issuance and the consideration paid by Lincoln for the common securities in a series of corresponding subordinated debt securities issued by Lincoln to the trust. Lincoln will issue each series of corresponding subordinated debt securities with a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust. Each series of corresponding subordinated debt securities will rank equally with all other series of subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, holders of the related trust preferred securities for a series of corresponding subordinated debt securities will have certain rights in connection with modifications to the subordinated indenture and upon occurrence of subordinated debt security events of default as described under “— Modification of Subordinated Indenture” and “— Subordinated Debt Security Events of Default”.

      If a Special Event (which we define in “Description of Trust Preferred Securities — Redemption or Exchange” below) has occurred and is continuing with respect to a trust that issued trust preferred securities, Lincoln may, at its option, redeem the corresponding subordinated debt securities at any time within 90 days of the occurrence of the Special Event, in whole but not in part, subject to the provisions of the subordinated indenture. The redemption price for any corresponding subordinated debt securities will be equal to 100% of the principal amount of the outstanding corresponding subordinated debt securities plus accrued and unpaid interest to the redemption date. As long as the applicable trust is the holder of all the outstanding series of corresponding subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding trust securities. Lincoln may not redeem a series of corresponding subordinated debt securities in part unless Lincoln has paid in full all accrued and unpaid interest on all outstanding corresponding subordinated debt securities of that series for all interest periods terminating on or prior to the redemption date.

      Lincoln will covenant in the subordinated indenture as to each series of corresponding subordinated debt securities, that if and so long as:

•	the trust of the related series of trust securities is the holder of all the corresponding subordinated debt securities;

•	a Tax Event (which we define in “Description of Trust Preferred Securities — Redemption or Exchange” below) in respect of such trust has occurred and is continuing; and

•	Lincoln has elected, and has not revoked such election, to pay additional sums (which we define under “Description of Trust Preferred Securities — Redemption or Exchange” below) with respect to the trust securities,

Lincoln will pay to the trust the additional sums.

      Lincoln will also covenant, as to each series of corresponding subordinated debt securities that:

•	Lincoln or any permitted successor of Lincoln under the subordinated indenture will maintain directly or indirectly 100% ownership of the common securities of the trust to which Lincoln has issued corresponding subordinated debt securities;

•	Lincoln will not voluntarily terminate, wind-up or liquidate any trust, other than:

•	in connection with a distribution of corresponding subordinated debt securities to the holders of the trust preferred securities in liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, and

•	Lincoln will use its reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

General

      Lincoln may issue, separately or together with other offered securities, shares of common stock or preferred stock, all as set forth in the prospectus supplement relating to the common stock or preferred stock for which this prospectus is being delivered. In addition, if the prospectus supplement so provides, the debt securities or preferred stock may be convertible into or exchangeable for common stock.

      Lincoln’s articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock. Lincoln may issue its preferred stock from time to time in one or more series by resolution of Lincoln’s board of directors. Lincoln has outstanding one series of preferred stock, consisting of Lincoln’s $3.00 Cumulative Convertible preferred stock, Series A (without par value), which we refer to as “Series A preferred stock.” At December 31, 2001, Lincoln had issued and outstanding 186,943,738 shares of common stock and 23,034 shares of Series A preferred stock.

      As described under “Description of Depositary Shares”, Lincoln may, at its option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

      The following descriptions of the classes of Lincoln’s capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of the Indiana Business Corporation Law and Lincoln’s articles of incorporation (including the certificate of resolution by the board of directors of Lincoln designating the rights and preferences of the Series A preferred stock), and the rights agreement described below, which, in each case, are included as exhibits to the registration statement that includes this prospectus.

Common Stock

      Holders of Lincoln’s common stock are entitled to receive dividends when, as and if declared by the board of directors after all dividends accrued on all preferred or special classes of shares entitled to preferential dividends have been paid or declared and set apart for payment out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of Lincoln, whether voluntary or involuntary, holders of common stock are entitled to receive proportionately any net assets of Lincoln remaining after the claims of creditors and preferences of the Series A preferred stock, and any other series of preferred stock at the time outstanding, have been paid in full.

      Lincoln’s articles of incorporation provide that holders of common stock and holders of any series of preferred stock from time to time outstanding each have the right at every meeting of shareholders to one vote for each share of common stock and/or preferred stock so held, and holders of common stock and holders of preferred stock will vote as one class. Under certain circumstances as provided by law, Lincoln’s articles of incorporation or the terms of the preferred stock, certain series of preferred stock may vote as a separate class or classes. See “— Preferred Stock.” Lincoln’s bylaws presently provide for three classes of directors, with directors in each class serving staggered three-year terms. The holders of common stock do not have any preemptive rights to subscribe for additional shares, and the common stock does not have cumulative voting rights.

      Lincoln’s common stock is listed on the New York, Chicago and Pacific Stock Exchanges. The outstanding shares of common stock are, and the common stock offered pursuant to this prospectus when issued will be, validly issued, fully paid and non-assessable. Lincoln will take appropriate action to list the common stock offered pursuant to this prospectus as described in the prospectus supplement relating to any issuance of common stock.

     Common Stock Purchase Rights

      On November 14, 1996, the board of directors of Lincoln authorized the amendment and restatement of the Rights Agreement dated November 7, 1986 between Lincoln and Mellon Investor Services LLC, as rights agent (the “Rights Agent”), relating to certain common share purchase rights (which we refer to as “common rights”) issued on each outstanding share of common stock of Lincoln (which we refer to as “common shares”). After separation from the common stock, each common right will entitle the holder to buy one common share at an exercise price of $200.00, subject to adjustment, until the earlier of November 14, 2006 or the redemption of the common rights. The common rights will continue to be represented by the certificates for common shares and will not be exercisable, or transferable apart from the common shares, until the earlier of the tenth calendar day after the announcement that a person or group has acquired beneficial ownership of 15% or more of the common shares (which we refer to as an “acquiring person”) or the tenth business day after a person commences, or announces an intention to commence, an offer the consummation of which would result in a person beneficially owning 15% or more of the common shares. Separate certificates for the common rights will be mailed to holders of the common shares as of that date. The common rights will then begin trading separately from the common shares. As long as the common rights are attached to the common shares, Lincoln will issue one common right with each common share that becomes outstanding so that all common shares will have attached common rights.

      If:

•	Lincoln is acquired in a merger or other business combination transaction,

•	any person consolidates or merges with Lincoln and all or part of the common shares are exchanged for securities, cash or property of any other person, or

•	50% or more of Lincoln’s consolidated assets or earning power are sold,

then each common right will entitle its holder to purchase, at the exercise price of the common right, that number of shares of common stock of the surviving company which at the time of the transaction would have a market value of two times the exercise price of the common right. Alternatively, if a person acquires 15% or more of the outstanding common shares, each common right not owned by the acquiring person would become exercisable for the number of common shares which would then have a market value of two times the exercise price of the common right. In addition, at any time after a person becomes an acquiring person, and before its acquisition of 50% or more of the common shares, the board of directors of Lincoln may exchange common rights, other than common rights owned by the acquiring person, in whole or in part, at an exchange ratio of one common share per common right, subject to adjustment.

      The common rights are redeemable in whole, but not in part, at $.01 per common right at any time prior to the expiration of 10 calendar days from the date of the public announcement that a person or group has become an acquiring person. The common rights will expire on November 14, 2006, unless sooner redeemed. Until a common right is exercised, the holder of the common right will have no rights as a shareholder of Lincoln, including, without limitation, the right to vote or to receive dividends.

      The purchase price payable, and the number of common shares or other securities or property issuable, upon exercise of the Common Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common shares;

•	as a result of the grant to holders of the common shares of certain rights or warrants to subscribe for common shares or convertible securities at less than the current market price of the common shares; or

•	as a result of the distribution to holders of the common shares of evidences of indebtedness or assets (other than regular periodic cash dividends or dividends payable in the common shares) or of subscription rights or warrants, other than those referenced above.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price.

      The common rights have certain anti-takeover effects. The common rights may cause substantial dilution to a person or group that attempts to acquire Lincoln on terms not approved by the board of directors of Lincoln, except pursuant to an offer conditioned on a substantial number of common rights being acquired. The common rights should not interfere with any merger or other business combination approved by Lincoln’s board of directors since the common rights may be redeemed in whole, but not in part, by Lincoln at $.01 per common right prior to the expiration of ten calendar days from the date of the public announcement that a person or group has become an acquiring person.

     Certain Provisions of Lincoln’s Articles of Incorporation

      Lincoln’s articles of incorporation provide that the affirmative vote of the holders of three-fourths of Lincoln’s voting stock is required to amend Article VII, which deals with the number, classification, qualifications and removal of directors. Article VII provides that the number of directors may be fixed in the bylaws, that qualifications for directors may be set in the bylaws, and that the bylaws may provide for classification of Lincoln’s board of directors. The bylaws can be amended only by action of Lincoln’s board of directors. Article VII also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of Lincoln’s voting stock.

      The provisions of Article VII requiring the affirmative vote of three-fourths of Lincoln’s voting stock to amend Article VII could make it difficult for the shareholders to change the existing provision of that article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.

      The articles of incorporation also contain a “fair price” provision which requires, subject to certain exceptions, the holders of at least three-fourths of Lincoln’s voting stock to approve certain kinds of business combinations involving Lincoln and any shareholder holding 10% or more of Lincoln’s voting stock or certain affiliates of that shareholder unless:

•	the transaction is approved by a majority of the members of the board of directors of Lincoln who are not affiliated with the 10% shareholder making the proposal; or

•	the transaction meets certain minimum price and procedural requirements.

      In either of these cases, only the normal shareholder and director approval requirements of the Indiana Business Corporation Law would govern the transaction. The “fair price” provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of Lincoln’s voting stock. The “fair price” provision is intended to increase the likelihood that all shareholders of Lincoln will be treated similarly if certain kinds of business combinations are effected. The “fair price” provision may have the effect of making a takeover of Lincoln more expensive and may therefor discourage tender offers for less than three-fourths of Lincoln’s stock and acquisitions of substantial blocks of Lincoln’s stock with a view to acquiring control of Lincoln.

     Certain State Law Provisions

      Chapter 43 of the Indiana Business Corporation Law also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934 (which includes Lincoln) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. Moreover, the acquisition or business combination must meet all requirements of the corporation’s articles of incorporation, as well as the requirements specifically set out in the Indiana Business Corporation Law. After the five-year period expires, a business combination with an interested shareholder that did not receive board approval prior to the interested shareholder’s acquisition date may take place only if the combination is approved by a majority vote of shares not held by the interested shareholder or its affiliates or if the proposed combination meets certain minimum price requirements based upon the highest price paid by the interested shareholder. The aggregate amount of cash and the market value of non-cash consideration to be received by holders of all outstanding stock other than common stock is to be determined under criteria similar to those for common stock, except that the minimum price to be received by the shareholders cannot be less than the highest preferential amount per share to which holders of such class of stock are entitled in the event of voluntary dissolution, plus dividends declared or due. The consideration to be received by holders of a particular class must be distributed promptly and paid in cash or in the same form as the interested shareholder used to acquire the largest number of shares it owns in that class. Finally, the interested shareholder must not have become the beneficial owner of any more voting shares of stock since it became an interested shareholder, with certain exceptions.

      Chapter 42 of the Indiana Business Corporation Law includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of corporations having 100 or more shareholders. Unless the corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares without seeking and obtaining the prior approval of the board of directors cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. An Indiana corporation otherwise subject to Chapter 42 may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Lincoln is currently subject to the statute.

      Indiana insurance laws and regulations provide that no person may acquire voting securities of Lincoln if that person would directly or indirectly be in control of Lincoln after the acquisition, unless that person has provided certain required information to Lincoln and to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved the acquisition. Control of Lincoln is presumed to exist if any person beneficially owns 10% or more of the voting securities of Lincoln. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of the voting securities of Lincoln to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of Lincoln, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

      Transfer Agent and Registrar. Equiserve serves as Transfer Agent and Registrar for shares of Lincoln’s common stock.

Preferred Stock

      Lincoln’s preferred stock has, upon issuance, preference over the common stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of Lincoln. Lincoln’s board of directors will determine other relative rights, preferences and limitations of each series of preferred stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions, in the resolutions establishing and designating such series and as described in the prospectus supplement relating to the series of preferred stock. The Series A preferred stock constitutes the only series of preferred stock currently authorized for issuance by the board of directors.

      Lincoln’s articles of incorporation provide that each holder of preferred stock of any series from time to time outstanding will be entitled to one vote per share upon all matters submitted to vote at a meeting of shareholders of Lincoln. Further, in the event that six or more quarterly dividends, whether or not consecutive, on any series of preferred stock are in default, the holders of any outstanding series of preferred stock as to which the default exists will be entitled, at the next annual meeting of shareholders, to vote as a class to elect two directors of Lincoln. This right will continue with respect to shares of cumulative preferred stock, including the Series A preferred stock, until all accumulated and unpaid dividends on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders, have been paid or declared and set aside for payment and, with respect to shares of non-cumulative preferred stock, if any, until any non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders.

      The approval of the holders of record of at least two-thirds of the outstanding shares of all series of preferred stock of Lincoln, voting as a class, will be required to:

•	amend Lincoln’s articles of incorporation to create or authorize any stock ranking prior to or on a parity with such preferred stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up, or to create or authorize any security convertible into shares of any such stock;

•	amend, alter, change or repeal any of the express terms of the preferred stock, or any series thereof, in any prejudicial manner (provided only holders of two-thirds of the outstanding shares of the series prejudiced by such change or repeal need consent to such action);

•	merge or consolidate with another corporation where Lincoln is not the surviving entity, if the rights, preferences or powers of the preferred stock would be adversely affected or if securities would thereupon be authorized or outstanding which could not otherwise have been created without the approval of the preferred stockholders; or

•	authorize, or revoke a previously authorized, voluntary dissolution of Lincoln, approve any limitation of the term of the existence of Lincoln or authorize the sale, lease, exchange or other disposition of all or substantially all of the property of Lincoln.

      In the event of voluntary or involuntary dissolution, liquidation or winding-up of Lincoln, the holders of each series of the preferred stock will be entitled to receive out of the assets of Lincoln available for distribution to its shareholders, before distribution of assets is made to holders of common stock or any other class of stock ranking junior to the series of preferred stock upon liquidation, a liquidating distribution in an amount per share as set forth in the prospectus supplement relating to the series of preferred stock, plus accrued and unpaid dividends.

      The preferred stock, when issued, will be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement relating to the particular series of a preferred stock, each series of preferred stock will be on a parity in all respects with other series of preferred stock.

     Series A Preferred Stock

      At December 31, 2001, Lincoln had issued and outstanding 23,034 shares of Series A preferred stock. Cumulative dividends are payable quarterly, as declared by Lincoln’s board of directors, on shares of Series A preferred stock at the per annum rate of $3.00 per share. Upon the liquidation, dissolution or winding up of Lincoln, the Series A preferred stock is entitled to a liquidation preference of $80.00 per share, or $1,842,720 in the aggregate at December 31, 2001, plus accrued dividends, before any assets may be distributed to holders of common stock or any other stock ranking junior to the Series A preferred stock. The Series A preferred stock may be redeemed at any time at the option of Lincoln, in whole or in part, at a redemption price of $80.00 per share plus accrued dividends, and the Series A preferred stock is convertible into common stock at the option of the holder at a rate of eight shares of common stock (subject to adjustment) for each share of Series A preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

      The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

      Lincoln may, at its option, elect to have shares of preferred stock be represented by depositary shares. Lincoln will deposit the shares of any series of preferred stock underlying the depositary shares under a separate deposit agreement (which we refer to as a “deposit agreement”) between Lincoln and a bank or trust company selected by Lincoln (which we refer to as the “preferred stock depositary”). We will include the name and address of the preferred stock depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of shares of a particular series of preferred stock described in the applicable prospectus supplement.

      A holder of depositary shares will be entitled to receive the number of whole shares of preferred stock underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder the number of whole shares of preferred stock to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other Distributions

      The preferred stock depositary will distribute all cash dividends or other cash distributions on the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

      If Lincoln distributes property other than in cash with respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution. In this event, the preferred stock depositary may, with the approval of Lincoln, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

      The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by Lincoln or the preferred stock depositary on account of taxes.

Conversion and Exchange

      We will describe any terms relating to the conversion or exchange of any series of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

      If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary as a result of the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying that depositary share. Whenever Lincoln redeems preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as Lincoln may determine.

      After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by Lincoln with the preferred stock depositary for any depositary shares which the holders fail to redeem shall be returned to Lincoln after a period of two years from the date the funds are deposited.

Voting

      Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and Lincoln will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

      Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election on Lincoln’s part to call any preferred stock for redemption,

the preferred stock depositary shall in each case fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts:

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale,

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting, or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

      Lincoln and the preferred stock depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Preferred Stock Depositary”), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

      Whenever so directed by Lincoln, the preferred stock depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the termination date. The preferred stock depositary may likewise terminate the deposit agreement if at any time:

•	45 days have expired after the preferred stock depositary has delivered to Lincoln written notice of its election to resign, and

•	a successor depositary has not been appointed and accepted its appointment.

      If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary:

•	will discontinue the transfer of depositary receipts,

•	will suspend the distribution of dividends to the holders,

•	will not give any further notices under the deposit agreement, other than notice of the termination, and

•	will not perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue to:

•	collect dividends and any other distributions on the preferred stock, and

•	without any liability for any interest, deliver the preferred stock, together with those dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, in exchange for depositary receipts surrendered.

      At any time beginning two years after the termination date, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at places and upon terms as it deems proper. Without liability for any interest, the preferred stock depositary may hold the net proceeds of any sale, together with any money and other property then held by it, for the proportionate benefit of the holders of depositary receipts which have not been surrendered.

Charges of Preferred Stock Depositary

      Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock, Lincoln will pay all charges of the preferred stock depositary including charges in connection with:

•	the initial deposit of the preferred stock,

•	the initial issuance of the depositary receipts,

•	the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote,

•	withdrawals of the preferred stock by the holders of depositary receipts, and

•	redemption or conversion of the preferred stock.

Miscellaneous

      The preferred stock depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office, all reports and communications that Lincoln delivers to the preferred stock depositary as the holder of preferred stock.

      Neither the preferred stock depositary nor Lincoln will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties without negligence or bad faith. The obligations of Lincoln under the deposit agreement are limited to performing its duties in good faith. Neither Lincoln nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless satisfactory indemnity is furnished. Lincoln and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

      Lincoln may remove the preferred stock depositary and the preferred stock depositary may resign at any time, effective upon the acceptance by a successor depositary of its appointment. However, if a successor preferred stock depositary has not been appointed or accepted such appointment within 45 days after the preferred stock depositary has delivered a notice of election to resign to Lincoln, the preferred stock depositary may terminate the deposit agreement. See “Amendment and Termination of Deposit Agreement” above.

DESCRIPTION OF WARRANTS

General

      Lincoln may issue warrants to purchase debt securities, preferred stock, depositary shares representing preferred stock or common stock (which we refer to collectively as, the “underlying warrant securities”). Lincoln may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. Lincoln will issue each series of warrants under a separate warrant agreement (which we refer to as a “warrant agreement”) to be entered into between Lincoln and a warrant agent. The warrant agent will act solely as an agent of Lincoln in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants offered pursuant to this prospectus. We will describe further terms of the warrants and the warrant agreement in the applicable prospectus supplement.

      The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      Pursuant to the terms of the trust agreement for each trust, the issuer trustees on behalf of the trust will issue the trust preferred securities and the common securities. The trust preferred securities of a particular issue will represent preferred beneficial interests in the trust. The holders of trust preferred securities will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

      This summary of certain provisions of the trust preferred securities and each trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and the Trust Indenture Act. Wherever we refer to particular defined terms of a trust agreement in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus and the prospectus supplement by reference. We have filed the form of the trust agreement as an exhibit to the registration statement that includes this prospectus.

General

      The trust preferred securities of a trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the common securities of that trust except as described under “— Subordination of Common Securities.” Each trust will use the proceeds from the sale of trust preferred securities and common securities to purchase an aggregate principal amount of corresponding subordinated debt securities of Lincoln equal to the aggregate liquidation amount of the trust preferred securities and commons securities. The property trustee of each trust will hold legal title to the corresponding subordinated debt securities for the benefit of the holders of the related trust preferred securities and common securities. In addition Lincoln will execute a guarantee for the benefit of the holders of the related trust preferred securities. Lincoln’s obligations under each guarantee are subordinate to the Senior Debt of Lincoln. Each guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the related trust does not have funds on hand available to make the payments. See “Description of Guarantees.”

Distributions

      Each trust’s trust preferred securities represent beneficial interests in the applicable trust. The revenue of each trust available for distribution to the holders of its trust preferred securities will be limited to payments received from Lincoln on the corresponding subordinated debt securities. If Lincoln does not make a required payment on the corresponding subordinated debt securities, the trust will not have sufficient funds to make the related payments on the trust preferred securities.

      The following are the general distribution rights of the trust preferred securities:

•	Distributions on each trust preferred security will be payable at a rate specified in the applicable prospectus supplement.

•	Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement.

•	If any date on which distributions are payable on the trust preferred securities is not a business day, the trust will pay those distributions on the next succeeding day that is a business day without any interest or other payment as a result of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day with the same force and effect as if made on the date the payment was originally payable.

•	The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we specify otherwise in the applicable prospectus supplement.

•	Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

      If provided in the applicable prospectus supplement, Lincoln has the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of the corresponding subordinated debt securities for a period which we will specify in the applicable prospectus supplement (which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the corresponding subordinated debt securities. If Lincoln elects to defer interest payments on the subordinated debt securities, the trust will defer distributions on the corresponding trust preferred securities during the extension period. Deferred distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement.

      During the extension period, Lincoln may not, and may not permit any subsidiary of Lincoln to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Lincoln’s capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln that rank equally with or junior in interest to the corresponding subordinated debt securities; or

•	make any guarantee payments with respect to any guarantee by Lincoln of debt securities of any subsidiary of Lincoln if that guarantee ranks equally or junior in interest to the corresponding subordinated debt securities.

The following actions are not subject to the restrictions discussed above:

•	dividends or distributions in common stock of Lincoln;

•	redemptions or purchases of any rights pursuant to Lincoln’s rights plan, or any successor to Lincoln’s rights plan, and the declaration of a dividend of rights or the issuance of stock under stock plans in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of Lincoln’s benefit plans for its directors, officers or employees.

      Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, the trust will make each payment as described under “Book-Entry Issuance.” If any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

      Mandatory Redemption. If Lincoln repays or redeems any corresponding subordinated debt securities, in whole or in part, whether at maturity or upon earlier redemption as provided in the subordinated indenture, the property trustee, upon not less than 30 nor more than 60 days notice, will apply the proceeds from the repayment or redemption to redeem trust securities on a proportionate basis with an aggregate stated liquidation amount equal to the aggregate principal amount of the subordinated debentures repaid or redeemed. The redemption price (which we refer to as the “redemption price”) will equal the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions on the trust securities to the redemption date and the related amount of the premium, if any, paid by Lincoln upon the concurrent redemption of the corresponding subordinated debt securities. See “Description of Subordinated Debt Securities — Redemption.”

      Lincoln will have the right to redeem any series of corresponding subordinated debt securities:

•	in whole at any time or in part from time to time, subject to the conditions described under “Description of Subordinated Debt Securities — Redemption”;

•	at any time, in whole but not in part, upon the occurrence of a Tax Event or an Investment Company Event (each as defined below and which we collectively refer to as a “Special Event”) and subject to the further conditions described under “Description of Subordinated Debt Securities — Redemption”; or

•	as we specify in the applicable prospectus supplement.

      Special Event Redemption or Distribution of Corresponding Subordinated Debt Securities. If a Special Event with respect to a series of trust preferred securities and common securities has occurred and is continuing, Lincoln has the right to redeem the corresponding subordinated debt securities in whole but not in part and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole but not in part at the redemption price within 90 days following the occurrence of the Special Event. Lincoln has the right to terminate the related trust at any time and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. If Lincoln does not elect either option described above, the applicable series of trust preferred securities will remain outstanding. If a Tax Event has occurred and is continuing, additional sums (as defined below) may be payable on the corresponding subordinated debt securities.

      Extension of Maturity of Corresponding Subordinated Debt Securities. If provided in the applicable prospectus supplement, Lincoln will have the right to extend or shorten the maturity of any series of corresponding subordinated debt securities at the time that Lincoln exercises its right to elect to terminate the related trust and cause the corresponding subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. However, Lincoln may extend the maturity only if it satisfies certain conditions specified in the applicable prospectus supplement at the time the election is made and at the time of the extension.

      The subordinated indenture defines “additional sums” as the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and common securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a Tax Event.

      “Investment Company Event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of trust preferred securities.

      “Tax Event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the series of corresponding subordinated debt securities,

•	interest payable by Lincoln on the series of corresponding subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by Lincoln, in whole or in part, for U.S. federal income tax purposes, or

•	the applicable trust is, or will be within 90 days of the opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

      After the liquidation date fixed for any distribution of corresponding subordinated debt securities for any series of trust preferred securities:

•	that series of trust preferred securities will no longer be deemed to be outstanding;

•	The Depository Trust Company, referred to as DTC, or its nominee, as the record holder of that series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent corresponding subordinated debt securities having a principal amount equal to the stated liquidation preference of that series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

      There can be no assurance as to the market prices for the trust preferred securities or the corresponding subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding subordinated debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered pursuant to this prospectus.

Redemption Procedures

      A trust will redeem trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. A trust will redeem trust preferred securities and pay the redemption price only to the extent that the trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Common Securities.”

      If a trust gives a notice of redemption with respect to its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. See “Book-Entry Issuance.” If the trust preferred securities are no longer in book-entry form, to the extent funds are available, the property trustee will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. However, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates.

      If the trust has given the notice of redemption and the property trustee has deposited the funds as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, other than the right of the holders of the trust preferred securities to receive the redemption price without interest, and the trust preferred securities will cease to be outstanding. If the date fixed for redemption of trust preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day without any interest or other payment in respect of any such delay. However, if that business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by Lincoln pursuant to the guarantee as described under “Description of Guarantees”, distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid. In this event, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      Subject to applicable law (including U.S. federal securities law), Lincoln or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

      The trust will pay the redemption price on the trust preferred securities and make any distribution of corresponding subordinated debt securities to the applicable holders of record of the trust preferred securities as they appear on the register for the trust preferred securities on the relevant record date. The record date will generally be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

      If less than all of the trust preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated proportionately to the trust preferred securities and the common securities based upon their relative liquidation amounts. The property trustee shall select the particular trust preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, by such method as the property trustee deems fair and appropriate. The property trustee may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25) of the liquidation amount of trust preferred securities of a denomination larger than $25. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

      The property trustee will mail the notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless Lincoln defaults in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof (and distributions will cease to accrue on the related trust preferred securities or portions thereof) called for redemption.

Subordination of Common Securities

      Each trust will pay distributions on, and the redemption price of, the trust securities it issues equally among its trust preferred securities and common securities based on their respective liquidation amounts. However, if on any distribution date or redemption date a subordinated debt security event of default has occurred and is continuing, the trust will not pay any distribution on, or redemption price of, any of the trust’s common securities and will not make any other payment on account of the redemption, liquidation or other acquisition of the trust’s common securities, in each case unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the redemption price the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, will have been made or provided for. In this event, the property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

      In the case of any trust agreement event of default resulting from a subordinated debt security event of default, Lincoln as holder of the trust’s common securities will be deemed to have waived any right to act with respect to the trust agreement event of default under the applicable trust agreement until the effect of all such trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on behalf of Lincoln as holder of the trust’s common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Termination

      Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Lincoln;

•	the distribution of a like amount of corresponding subordinated debt securities to the holders of its trust securities, if Lincoln, as depositor, has given written direction to the property trustee to terminate the trust, which direction is optional and wholly within the discretion of Lincoln;

•	the redemption of all of the trust’s trust securities following a Special Event;

•	redemption of all of the trust’s trust preferred securities as described under “Description of Trust Preferred Securities — Redemption or Exchange — Mandatory Redemption”; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

      If an early termination of the trust occurs other than as a result of redemption of all of the trust’s trust preferred securities as described under “Description of Preferred Securities — Redemption or Exchange — Mandatory Redemption” or following a Special Event, the issuer trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding subordinated debt securities, unless the property trustee determines that distribution of the corresponding debt securities is impracticable. If the property trustee determines that distribution of the corresponding subordinated debt securities is impracticable, the holders of trust preferred securities will be entitled to receive, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount of the trust preferred securities plus accrued and unpaid distributions to the date of payment (which we refer to as a “liquidation distribution”). If the trust can pay the liquidation distribution only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the trust will pay amounts payable on its trust preferred securities on a proportionate basis. The holders of the trust’s common securities will generally be entitled to receive distributions upon the liquidation proportionately with the holders of its trust preferred securities. However, if a subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a priority over the common securities. A supplemental Indenture may provide that if an early termination occurs as a result of the entry of a court order for the dissolution of the trust, the corresponding subordinated debt securities may be subject to optional redemption in whole but not in part.

Events of Default; Notice

      Any one of the following events constitutes an “event of default” under each trust agreement (which we refer to as a “trust agreement event of default”) with respect to the trust preferred securities issued under that trust agreement, whatever the reason for the trust agreement event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of a subordinated debt security event of default under the subordinated indenture (see “Description of Subordinated Debt Securities — Subordinated Debt Security Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•	default in the performance or breach in any material respect of any covenant or warranty of the issuer trustees in the trust agreement (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities as described above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable trust have provided, by registered or certified mail, a written notice to the defaulting issuer trustee or trustees specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by Lincoln to appoint a successor property trustee within 60 days of that event.

      Within 90 days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of the trust agreement event of default to the holders of the trust’s trust preferred securities, the administrative trustees and Lincoln, as depositor, unless the trust agreement event of default is cured or waived. Lincoln, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

      If a subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a preference over the common securities upon termination of each trust as described above. See “— Liquidation Distribution Upon Termination.” The existence of a trust agreement event of default does not entitle the holders to accelerate the maturity of the trust preferred securities.

Removal of Issuer Trustees

      Unless a subordinated debt security event of default has occurred and is continuing, the holder of the common securities may remove any issuer trustee at any time. If a subordinated debt security event of default has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee and the Delaware trustee at such time. The holders of the trust preferred securities do not have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Lincoln as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the applicable trust agreement.

Co-trustees and Separate Property Trustee

      Unless a trust agreement event of default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or any jurisdiction in which any part of the trust property may at the time be located, Lincoln, as the holder of the common securities, and the administrative trustees may appoint one or more persons to act either:

•	as a co-trustee, jointly with the property trustee, of all or any part of the trust property; or

•	to act as separate trustee of any of the trust property.

      The co-trustee or separate trustee will have such powers as may be provided in the instrument of appointment. Lincoln and the administrative trustees may vest in the co-trustee or separate trustee any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If subordinated debt security event of default has occurred and is continuing, the property trustee alone will have power to make the appointment.

Merger or Consolidation of Issuer Trustees

      Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which that trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under each trust agreement, provided the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

      A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person or entity, except as described below. A trust may, at the request of Lincoln, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state; provided, that:

•	the successor entity either expressly assumes all of the obligations of the trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (which we refer to as “successor securities”), so long as the successor securities have the same rank as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Lincoln expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding subordinated debt securities;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose identical to that of the trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Lincoln has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	Lincoln or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

      Despite the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

      Except as provided below and under “Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights.

      Lincoln, the property trustee and the administrative trustees may amend a trust agreement from time to time without the consent of the holders of the trust preferred securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the trust agreement which are not inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940;

provided, however, that in the case of the first bullet point above, the action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of the trust agreement will become effective when notice of the amendment is given to the holders of trust securities.

      Lincoln and the issuer trustees may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority in liquidation amount of the outstanding trust securities; and

•	receipt by the issuer trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

However, Lincoln and the issuer trustees may not amend a trust agreement without the consent of each holder of trust securities to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after that date.

      So long as any corresponding subordinated debt securities are held by the property trustee, the issuer trustees will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee or executing any trust or power conferred on the property trustee with respect to the corresponding subordinated debt securities;

•	waive any past default that is waivable under Section 5.13 of the subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the subordinated indenture or the corresponding subordinated debt securities where such consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities; provided, however, that where a consent under the subordinated indenture would require the consent of each holder of corresponding subordinated debt securities affected thereby, the property trustee may not consent without the prior approval of each holder of corresponding trust preferred securities.

      The issuer trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the approvals of the holders of the trust preferred securities referred to above, prior to taking any of the foregoing actions, the issuer trustees will obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation for U.S. federal income tax purposes on account of the action.

      Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement.

      No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by Lincoln, the issuer trustees or any affiliate of Lincoln or any issuer trustees, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

      A trust may issue trust preferred securities of a series in whole or in part in the form of one or more global securities that the trust will deposit with, or on behalf of, the depository identified in the prospectus supplement relating to that series. Unless otherwise indicated in the applicable prospectus supplement, the depository will be DTC. A trust may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual trust preferred securities it represents, a global security may not be transferred except as a whole:

•	by the depository for the global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

      Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of trust preferred securities will be exchangeable for individual trust preferred securities of that series in the following circumstances:

•	if a depository is unwilling or unable to continue as depository or if the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•	at any time in Lincoln’s sole discretion if Lincoln determines not to have any trust preferred securities of that series represented by a global security;

•	if Lincoln so specifies with respect to a series of trust preferred securities, at any time upon the request of an owner of a beneficial interest in a global security representing trust preferred securities of that series if the exchange is made on terms acceptable to Lincoln, the subordinated indenture trustee and the depository; or

•	a subordinated debt security event of default has occurred and is continuing with respect to the corresponding subordinated debt securities.

      To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for a series of trust preferred securities to be represented by a global security in the applicable prospectus supplement.

Payment and Paying Agency

      Payments in respect of any global certificate representing trust preferred securities will be made to the depositary, which will credit the relevant accounts at the depository on the applicable distribution dates. Payments in respect of trust preferred securities held in certificated form will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Lincoln. The paying agent may resign as paying agent upon 30 days’ written notice to the property trustee and Lincoln. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and Lincoln, to act as paying agent.

Registrar and Transfer Agent

      Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

      The registrar and transfer agent will register transfers of trust preferred securities without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

      The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only those duties as are specifically set forth in each trust agreement and, after a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If:

•	the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement,

•	the matter is not one on which holders of trust preferred securities are entitled to vote under the trust agreement, and

•	no trust agreement event of default has occurred and is continuing,

then the property trustee will take such action as is directed by Lincoln and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that:

•	no trust will be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940;

•	no trust will be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•	the corresponding subordinated debt securities will be treated as indebtedness of Lincoln for U.S. federal income tax purposes.

      Lincoln and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that Lincoln and the administrative trustees determine in their discretion to be necessary or desirable for the purposes described above, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

      Holders of the trust preferred securities have no preemptive or similar rights.

      No trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF GUARANTEES

      Lincoln will execute a guarantee concurrently with the issuance by each trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities. Bank One Trust Company, National Association, whom we refer to in such capacity as the “guarantee trustee”, will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related trust’s trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act.

      This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee agreement, including the definitions of certain terms, and the Trust Indenture Act. We have filed the form of the guarantee as an exhibit to the registration statement that includes this prospectus. Reference in this summary to trust preferred securities means that trust’s trust preferred securities to which a guarantee relates.

General

      Pursuant to and to the extent set forth in the guarantee, Lincoln will irrevocably agree to pay in full the guarantee payments on a subordinated basis to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments constitute “guarantee payments” with respect to the trust preferred securities and, to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefor at such time,

•	the redemption price with respect to any trust preferred securities called for redemption to the extent that the trust has funds on hand available therefor at such time, or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the corresponding subordinated debt securities are distributed to holders of the trust preferred securities), the lesser of the liquidation distribution and the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

      Lincoln’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Lincoln to the holders of the applicable trust preferred securities or by causing the trust to pay the required amounts to the holders.

      Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make such payments. If Lincoln does not make interest payments on the corresponding subordinated debt securities held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor. Each guarantee will rank subordinate and junior in right of payment to all Senior Debt of Lincoln. See “— Status of the Guarantees.”

      Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by Lincoln’s subsidiaries. Lincoln relies primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, Lincoln’s obligations under the guarantees will be effectively subordinated to all existing and future liabilities of Lincoln’s subsidiaries, and claimants should look only to the assets of Lincoln for payments thereunder. The payment of dividends by Lincoln’s insurance company subsidiaries is limited under the insurance holding company laws in which Lincoln’s subsidiaries are domiciled. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the Indenture, any other indenture that Lincoln may enter into in the future or otherwise. See the prospectus supplement relating to any offering of trust preferred securities.

      Lincoln’s obligations described in this prospectus and in any accompanying prospectus supplement, through the applicable guarantee, the applicable trust agreement, the subordinated debt securities, the subordinated indenture, any supplemental indentures to the subordinated indenture, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by Lincoln of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. See “The Trusts,” “Description of Trust Preferred Securities,” and “Description of Subordinated Debt Securities.”

Status of the Guarantees

      Each guarantee will constitute an unsecured obligation of Lincoln and will rank subordinate and junior in right of payment to all Senior Debt.

      Each guarantee will rank equally with all other guarantees issued by Lincoln. Each guarantee will constitute a guarantee of payment and not of collection. Therefor, to the extent provided below, the guaranteed party may institute a legal proceeding directly against Lincoln to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held for the benefit of the holders of the related trust preferred securities. None of the guarantees places a limitation on the amount of additional Senior Debt that Lincoln may incur. Lincoln expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of the Trust Preferred Securities — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of Lincoln and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

      An event of default under each guarantee will occur upon the failure of Lincoln to perform any of its payment or other obligations under that guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

      If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if Lincoln has failed to make a guarantee payment, then any holder of the trust preferred securities covered by a guarantee may, to the extent permitted by law, institute a legal proceeding directly against Lincoln to enforce its rights under that guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

      Lincoln, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not Lincoln is in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

      The guarantee trustee, other than during the occurrence and continuance of a default by Lincoln in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

      Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related trust preferred securities;

•	full payment of the amounts payable upon liquidation of the related trust; or

•	upon distribution of corresponding subordinated debt securities to the holders of the related trust preferred securities.

      Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the related guarantee.

Governing Law

      Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

      Pursuant to the expense agreement entered into by Lincoln under each trust agreement, Lincoln will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due those holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

      Lincoln may issue stock purchase contracts, representing contracts obligating holders to purchase from Lincoln, and Lincoln to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units (which we refer to as “stock purchase units”) consisting of a stock purchase contract and either:

•	senior debt securities or subordinated debt securities,

•	debt obligations of third parties, including U.S. Treasury securities, or

•	trust preferred securities of a trust, securing the holder’s obligations to purchase the common stock under the stock purchase contracts.

      The stock purchase contracts may require Lincoln to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, Lincoln may deliver newly issued prepaid stock purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

      We will describe the terms of any stock purchase contracts, stock purchase units and prepaid securities in the applicable prospectus supplement. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts, stock purchase units and prepaid securities and any document pursuant to which the prepaid securities will be issued.

BOOK-ENTRY ISSUANCE

      Unless otherwise specified in the applicable prospectus supplement, we or the applicable trust will issue to investors securities, other than our common stock, in book-entry form and represented by one or more global certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

      DTC has informed us that it is:

•	a limited-purpose trust company organized under the New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

      DTC has also informed us that it was created to:

•	hold securities that its “participants” deposit with DTC; and

•	facilitate the settlement among its participants of securities transactions in deposited securities, including transfers and pledges, through computerized electronic book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates.

      “Direct participants” have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

      Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the securities is discontinued.

      To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

      Redemption notices will be sent to DTC or its nominee as the registered holder of the global securities. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC’s procedures.

      In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC will mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

      So long as the securities are in book-entry form, principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date upon DTC’s receipt of the funds. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, any trust, any trustee or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of the trustee, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants. Neither Lincoln, any trustee, any paying agent nor the securities registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made by DTC or any participants on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      As long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture or subordinated indenture, as applicable. Except under the limited circumstances described in this prospectus and the applicable prospectus supplement, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture or trust agreement. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the owner’s ability to transfer beneficial interests in a global security.

      DTC may discontinue providing its services as securities depositary with respect to any global securities at any time by giving reasonable notice to the relevant trustee and Lincoln. If a successor securities depositary is not obtained, definitive certificates representing the securities are required to be printed and delivered. Lincoln, at its option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary. In such event, definitive certificates for the securities will be printed and delivered.

      The information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that Lincoln believes to be reliable, but Lincoln and the trusts assume no responsibility for the accuracy of this information. Neither Lincoln nor any of the trusts has any responsibility for the performance by DTC and its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,

THE CORRESPONDING SUBORDINATED DEBT SECURITIES
AND THE GUARANTEES

Full and Unconditional Guarantee

      As and to the extent set forth under “Description of Guarantees,” Lincoln will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the trust has funds available for the payment of such distributions. Taken together, Lincoln’s obligations under each series of subordinated debt securities, the subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. If and to the extent that Lincoln does not make payments on any series of corresponding subordinated debt securities, the related trust will not pay distributions or other amounts due on its trust preferred securities. The guarantees do not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions. In that event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against Lincoln for enforcement of payment of distributions to the holder. The obligations of Lincoln under each guarantee are subordinate and junior in right of payment to all Senior Debt of Lincoln.

Sufficiency of Payments

      As long as Lincoln makes interest and other payments when due on each series of corresponding subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the related trust preferred securities, primarily because:

•	the aggregate principal amount of each series of corresponding subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and related common securities;

•	the interest rate and interest and other payment dates on each series of corresponding subordinated debt securities will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•	Lincoln will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders under the trust preferred securities; and

•	each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

      Despite anything in the subordinated indenture to the contrary, Lincoln has the right to set-off any payment it is otherwise required to make under the subordinated indenture with and to the extent Lincoln has previously made, or is concurrently on the date of such payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

      If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if Lincoln has failed to make a guarantee payment, a holder of any related trust preferred security may institute a legal proceeding directly against Lincoln to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

      A default or event of default under any Senior Debt of Lincoln would not constitute a trust agreement event of default. However, in the event of payment defaults under, or acceleration of, Senior Debt of Lincoln, the subordination provisions of the subordinated indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding subordinated debt securities would constitute a trust agreement event of default.

Limited Purpose of Trusts

      Each trust’s trust preferred securities evidence a beneficial interest in that trust, and each trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds from the issuance in corresponding subordinated debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding subordinated debt security is that a holder of a corresponding subordinated debt security is entitled to receive from Lincoln the principal amount of and interest accrued on corresponding subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from Lincoln under the applicable guarantee) if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Termination

      Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding subordinated debt securities, the holders of the related trust preferred securities will be entitled to receive, out of assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities — Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of Lincoln, the property trustee, as holder of the corresponding subordinated debt securities, would be a subordinated creditor of Lincoln, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any stockholders of Lincoln receive payments or distributions. Since Lincoln is the guarantor under each guarantee and has agreed to pay for all costs, expenses and liabilities of each trust (other than the trust’s obligations to the holders of its trust preferred securities), in the event of liquidation or bankruptcy of Lincoln, the positions of a holder of trust preferred securities and a holder of corresponding subordinated debt securities relative to other creditors and to stockholders of Lincoln are expected to be substantially the same.

PLAN OF DISTRIBUTION

      Lincoln and/or any trust may sell any of the securities offered by this prospectus and the applicable prospectus supplement from time to time through agents; to or through underwriters; through dealers; or directly to one or more purchasers.

      We will describe the terms of the offering of the offered securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Lincoln and/or a trust from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

      Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

      Offers to purchase offered securities may be solicited by agents designated by Lincoln from time to time. We will name any agent involved in the offer or sale of the offered securities pursuant to this prospectus in the applicable prospectus supplement, and we will describe any commissions payable by Lincoln and/or the applicable trust to that agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the offered securities so offered and sold.

      If offered securities are sold by means of an underwritten offering, Lincoln and/or the applicable trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. We will include in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers. The underwriters will use the prospectus supplement to make resales of the offered securities with respect to which this prospectus is delivered to the public. If underwriters are utilized in the sale of the offered securities pursuant to this prospectus, the underwriters will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

      If a dealer is utilized in the sales of the offered securities pursuant to this prospectus, Lincoln and/or the applicable trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the offered securities so offered and sold. We will include the name of the dealer and the terms of the transaction in the applicable prospectus supplement.

      Lincoln and/or the applicable trust may solicit offers to purchase offered securities directly and may sell offered securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the offered securities. We will describe the terms of any such sales in the applicable prospectus supplement.

      Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Lincoln and/or the applicable trust against certain liabilities, including liabilities under the Securities Act of 1933.

      Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Lincoln and its subsidiaries in the ordinary course of business.

      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (which we refer to as “remarketing firms”), acting as principals for their own accounts or as agents for Lincoln and/or the applicable trust. We will describe any remarketing firm, the terms of its agreement, if any, and its compensation in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act of 1933, in connection with the remarketing of offered securities. Remarketing firms may be entitled under agreements with Lincoln and/or the applicable trust to indemnification or contribution by Lincoln and/or the applicable trust against certain civil liabilities, including liabilities under the Securities Act of 1933. Remarketing firms may be customers of, engage in transactions with or perform services for Lincoln and its subsidiaries in the ordinary course of business.

      If so indicated in the applicable prospectus supplement, Lincoln and/or the applicable trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase offered securities from Lincoln and/or the applicable trust at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of offered securities pursuant to any delayed delivery contracts accepted by Lincoln and/or the applicable trust.

VALIDITY OF SECURITIES

      Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for Lincoln and the trusts by Sonnenschein Nath & Rosenthal, Chicago, Illinois, counsel to Lincoln, and for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts. Sonnenschein Nath & Rosenthal will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law and the opinion of Dennis Schoff, Esq., Senior Vice President and General Counsel of Lincoln, as to matters of Indiana law. As of December 31, 2001, Mr. Schoff beneficially owned 11,597 shares of common stock of Lincoln, including 7,950 shares of common stock which Mr. Schoff has the right to acquire pursuant to options exercisable within 60 days of such date.

EXPERTS

      The consolidated financial statements of Lincoln National Corporation incorporated by reference in Lincoln’s Annual Report on Form 10-K for the year ended December 31, 2001 and the related schedules included therein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference and included, respectively, therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

      The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the Offering described in this registration statement.

Securities and Exchange Commission registration fee	$73,370
Accounting fees and expenses	15,000
Printing and engraving expenses	15,000
Legal fees and expenses	75,000
Indenture trustee’s fees and expenses	15,000
Miscellaneous	21,630

Total	$215,000

      The foregoing items, except for the Securities and Exchange Commission fee, are estimated. All expenses will be borne by Lincoln except as otherwise indicated.

Item 15.     Indemnification of Directors and Officers

      The following discussion of the indemnification provisions of the Indiana Business Corporation Law (Indiana Code Section 23-1-37) (the “IBCL”), which applies to the registrant, is a summary, is not meant to be complete, and is qualified in its entirety by reference to the IBCL. The IBCL provides indemnity for present and past directors, officers, employees and agents of Lincoln and of other entities, including partnerships, trusts and employee benefit plans, who serve in such capacities at the request of Lincoln, against obligations to pay as the result of threatened, pending or completed actions, suits or proceedings, whether criminal, civil, administrative or investigations to which they are parties, if it is determined by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors that they acted in good faith and they reasonably believed their conduct in their official capacity was in Lincoln’s best interests or if such conduct was not in their official capacity, that the same was at least not opposed to Lincoln’s best interests, and that in criminal proceedings they had reasonable cause to believe their conduct was lawful or no reasonable cause to believe that it was unlawful. The IBCL provides for mandatory indemnification for directors and officers against reasonable expenses incurred if they were wholly successful in the defense of such proceeding. Also termination of a proceeding by judgment, settlement or like disposition is not determinative that the director, officer, employee or agent did not meet the standard of conduct set forth in the IBCL. The indemnity provided by the IBCL may be enforced in court and provision is made for advancement of expenses. The IBCL also permits Lincoln to insure its liability on behalf of the directors, officers, employees and agents so indemnified and the IBCL does not exclude any other rights in indemnification and advancement of expenses provided in Lincoln’s articles of incorporation, bylaws, or resolutions of its board of directors or its shareholders.

      The bylaws of Lincoln provide for the indemnification of its officers, directors and employees against reasonable expenses, including settlements, that may be incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties so long as (1) the individual’s conduct was in good faith, (2) he reasonably believed that the conduct was in Lincoln’s best interests (or for non-corporate acts, not against the best interest of Lincoln), and (3) in the case of criminal proceedings, the individual either had reason to believe the conduct was lawful, or no reasonable cause to believe it was unlawful. In the case of directors, a determination as to whether indemnification or reimbursement is proper shall be made by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors. In the case of individuals who are not directors, such determination shall be made by the chief executive officer of Lincoln or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of Lincoln.

      Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling Lincoln pursuant to the foregoing provisions, Lincoln has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Lincoln of expenses incurred or paid by a director, officer or controlling person of Lincoln in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Lincoln will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Lincoln maintains a three-year blended professional liability insurance policy that covers directors and officers liability. The policy aggregate and per occurrence limit on the program is $200,000,000 for the current policy period, subject to a $10,000,000 deductible at the corporate level, for each wrongful act where corporate reimbursement is available.

      Please refer to the applicable Underwriting Agreement filed as Exhibit 1 to this registration statement.

      Under each trust agreement, Lincoln will agree to indemnify each of the trustees of the trust or any predecessor trustee for the trust, and to hold the trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the trust agreements.

Item 16.     Exhibits

Exhibit
No.

1(a)	Form of Underwriting Agreement for Debt Securities, Preferred Stock and Common Stock is incorporated by reference to Lincoln’s Form 8-K filed with the SEC on September 29, 1994.
1(b)†	Form of Underwriting Agreement (Warrants)
1(c)†	Form of Underwriting Agreement (Preferred Securities)
1(d)†	Form of Underwriting Agreement (Stock Purchase Contracts)
1(e)†	Form of Underwriting Agreement (Stock Purchase Units)
2(a)	Stock and Asset Purchase Agreement among Lincoln, The Lincoln National Life Insurance Company, Lincoln National Reinsurance Company (Barbados) Limited and Swiss Re Life & Health America Inc. dated as of July 27, 2001 is incorporated herein by reference to Exhibit 99.1 to Lincoln’s Form 8-K filed with the SEC on August 1, 2001.
4(a)	Articles of Incorporation of Lincoln, as amended, are incorporated by reference to Exhibit 3(a) to Lincoln’s Form 10-K for the year ended December 31, 2001 filed with the SEC on March 18, 2002.
4(b)	By-laws of Lincoln, as amended, are incorporated by reference to Exhibit 3(b) to Lincoln’s Form 10-K for the year ended December 31, 2001 filed with the SEC on March 18, 2002.
4(c)	Rights Agreement, as last amended November 14, 1996, is incorporated by reference to Exhibit 4(d) to Lincoln’s Form 10-K for the year ended December 31, 2001 filed with the SEC on March 18, 2002.
4(d)	Indenture of Lincoln dated as of January 15, 1987 is incorporated by reference to Exhibit 4(a) of Lincoln’s Form 10-K for the year ended December 31, 1994 filed with the SEC on March 27, 1995.
4(e)	First Supplemental Indenture dated as of July 1, 1992, to Indenture of Lincoln dated as of January 15, 1987, is incorporated by reference to Exhibit 4(b) to Lincoln’s Form 10-K for the year ended December 31, 2001 filed with the SEC on March 18, 2002.

Exhibit
No.

4(f)	Specimen Note for 7 5/8% Notes due July 15, 2002 is incorporated by reference to Exhibit 4(c) of Lincoln’s Form 10-K for the year ended December 31, 2001 filed with the SEC on March 18, 2002.
4(g)	Indenture of Lincoln dated as of September 15, 1994, between Lincoln and The Bank of New York, as trustee, is incorporated by reference to Exhibit No. 4(e) of Lincoln’s Form 10-K for the year ended December 31, 1998 filed with the SEC on March 11, 1999.
4(h)	Form of Note is incorporated by reference to Exhibit No. 4(f) to Lincoln’s Form 10-K for the year ended December 31, 2001 filed with the SEC on March 18, 2002.
4(i)	Form of Zero Coupon Security is incorporated by reference to Exhibit No. 4(g) of Lincoln’s Form 10-K for the year ended December 31, 2001 filed with the SEC March 18, 2002.
4(j)	Specimen of Lincoln’s 9 1/8% Debentures due October 1, 2024 is incorporated by reference to Schedule I of Lincoln’s Form 8-K filed with the SEC on September 29, 1994.
4(k)	Specimen of Lincoln’s 7 1/4% Debenture due May 15, 2005 is incorporated by reference to Schedule III of Lincoln’s Form 8-K filed with the SEC on May 17, 1995.
4(l)	Junior Subordinated Indenture dated as of May 1, 1996 between Lincoln and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) is incorporated by reference to Exhibit 4(j) of Lincoln’s Form 10-K for the year ended December 31, 2001 filed with the SEC on March 18, 2002.
4(m)	First Supplemental Indenture, dated as of August 14, 1998, between Lincoln and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) is incorporated by reference to Exhibit 4.3 to Lincoln’s Form 8-K filed with the SEC on August 27, 1998.
4(n)	Specimen of 6 1/2% Note due March 15, 2008 is incorporated by reference to Exhibit 4.1 to Lincoln’s Form 8-K filed with the SEC on March 24, 1998.
4(o)	Specimen of 7% Note due March 15, 2018 is incorporated by reference to Exhibit 4.2 to Lincoln’s Form 8-K filed with the SEC on March 24, 1998.
4(p)	Specimen of 6.20% Note due December 15, 2011 is incorporated by reference to Exhibit 4.1 to Lincoln’s Form 8-K filed with the SEC on December 11, 2001.
4(q)	Amended and Restated Trust Agreement of Lincoln National Capital III between Lincoln, as depositor, Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as property trustee, Bank One Delaware, Inc. (successor in interest to First Chicago Delaware, Inc.) as Delaware trustee, and the administrative trustees is incorporated by reference to Exhibit 4.1 of Lincoln’s Form 8-K filed with the SEC on July 30, 1998.
4(r)	Form of 7.40% Trust Originated Preferred Securities, Series C, of Lincoln National Capital III is incorporated by reference to Exhibit 4.2 of Lincoln’s Form 8-K filed with the SEC on July 30, 1998.
4(s)	Guarantee Agreement for Lincoln National Capital III is incorporated by reference to Exhibit 4.4 of Lincoln’s Form 8-K filed with the SEC on July 30, 1998.
4(t)	Amended and Restated Trust Agreement for Lincoln National Capital IV between Lincoln, as depositor, Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as property trustee, Bank One Delaware, Inc. (successor in interest to First Chicago Delaware, Inc.), as Delaware trustee, and the administrative trustees is incorporated by reference to Exhibit 4.1 of Lincoln’s Form 8-K filed with the SEC on August 27, 1998.
4(u)	Guarantee Agreement for Lincoln National Capital IV is incorporated by reference to Exhibit 4.5 of Lincoln’s Form 8-K filed with the SEC on August 27, 1998.
4(v)	Form of Trust Originated Preferred Securities, Series D, of Lincoln National Capital IV is incorporated by reference to Exhibit 4.2 of Lincoln’s Form 8-K filed with the SEC on August 27, 1998.

Exhibit
No.

4(w)	Amended and Restated Trust Agreement for Lincoln National Capital V between Lincoln, as depositor, Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as property trustee, Bank One Delaware, Inc. (successor in interest to First Chicago Delaware, Inc.), as Delaware trustee, and the administrative trustees is incorporated by reference to Exhibit 4.1 of Lincoln’s Form 8-K filed with the SEC on November 21, 2001.
4(x)	Guarantee Agreement for Lincoln National Capital V is incorporated by reference to Exhibit 4.4 of Lincoln’s Form 8-K filed with the SEC on November 21, 2001.
4(y)	Form of 7.65% Trust Preferred Securities, Series E, of Lincoln National Capital V is incorporated by reference to Exhibit 4.2 of Lincoln’s Form 8-K filed with the SEC on November 21, 2001.
4(z)	Certificate of Trust of Lincoln National Capital VI is incorporated by reference to Exhibit 4(y) to Lincoln’s Form S-3/ A (File No. 333-49201) filed with the SEC on April 23, 1998.
4(aa)	Trust Agreement of Lincoln National Capital VI is incorporated by reference to Exhibit 4(z) to Lincoln’s Form S-3/ A (File No. 333-49201) filed with the SEC on April 23, 1998.
4(bb)	Certificate of Trust of Lincoln National Capital VII
4(cc)	Trust Agreement of Lincoln National Capital VII
4(dd)	Certificate of Trust of Lincoln National Capital VIII
4(ee)	Trust Agreement of Lincoln National Capital VIII
4(ff)	Certificate of Trust of Lincoln National Capital IX
4(gg)	Trust Agreement of Lincoln National Capital IX
4(hh)	Form of Amended and Restated Trust Agreement for Lincoln National Capital VI is incorporated by reference to Exhibit 4(dd) to the Company’s Form S-3/ A (File No. 333-49201) filed with the Commission on April 23, 1998.
4(ii)	Form of Amended and Restated Trust Agreement for Lincoln National Capital VII
4(jj)	Form of Amended and Restated Trust Agreement for Lincoln National Capital VIII
4(kk)	Form of Amended and Restated Trust Agreement for Lincoln National Capital IX
4(ll)	Form of Preferred Security Certificate for Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX (included as Exhibit D of Exhibits 4(hh), 4(ii), 4(jj) and 4(kk), respectively)
4(mm)	Form of Guarantee Agreement for Lincoln National Capital VI is incorporated by reference to Exhibit 4(ii) to the Company’s Form S-3/ A (File No. 333-49201) filed with the Commission on April 23, 1998.
4(nn)	Form of Guarantee Agreement for Lincoln National Capital VII
4(oo)	Form of Guarantee Agreement for Lincoln National Capital VIII
4(pp)	Form of Guarantee Agreement for Lincoln National Capital IX
5(a)	Opinion of Sonnenschein Nath & Rosenthal
5(b)	Opinion of Dennis Schoff, Esq., Senior Vice President and General Counsel of Lincoln
5(c)	Opinion of Richards, Layton & Finger as to legality of the trust preferred securities issued by Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX.
12(a)	Statement re: Computation of Ratio of Earnings to Fixed Charges is incorporated by reference to Exhibit 12 to Lincoln’s Form 10-K for the year ended December 31, 2001, filed with the SEC on March 18, 2002.
23(a)	Consent of Ernst & Young LLP
23(b)	Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5(a))
23(c)	Consent of Dennis Schoff, Esq. (included in Exhibit 5(b))
23(d)	Consent of Richards, Layton & Finger (included in Exhibit 5(c))

Exhibit
No.

24	Powers of Attorney (included on signature page)
25(a)	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture is incorporated by reference to Exhibit 25 to Lincoln’s Form S-3 (File No. 33-55379) filed with the SEC on September 6, 1994.
25(b)	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) to act as trustee under the junior subordinated indenture is incorporated by reference to Exhibit 25(a) to Lincoln’s Form S-3/ A (File No. 333-49201) filed with the SEC on April 23, 1998.
25(c)	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VI is incorporated by reference to Exhibit 25(e) to Lincoln’s Form S-3/ A (File No. 333-49201) filed with the SEC on April 23, 1998.
25(d)	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VII and under the Guarantee for the benefit of the holders of trust preferred securities of Lincoln National Capital VII.
25(e)	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VIII and under the Guarantee for the benefit of holders of trust preferred securities of Lincoln National Capital VIII.
25(f)	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital IX and under the Guarantee for the benefit of holders of trust preferred securities of Lincoln National Capital IX.
25(g)	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) to act as trustee under the Guarantee for the benefit of the holders of trust preferred securities of Lincoln National Capital VI is incorporated by reference to Exhibit 25(i) to Lincoln’s Form S-3/ A (File No. 333-49201) filed with the SEC on April 23, 1998.

† To be filed under subsequent Form 8-K

Item 17.     Undertakings

      (a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) If the securities to be registered are to be offered at competitive bidding, the undersigned registrants hereby undertake: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

      (d) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (e) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (f) The undersigned registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of such Act.

      (g) The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania on March 21, 2002.

LINCOLN NATIONAL CORPORATION

By:	/s/ JON A. BOSCIA

Jon A. Boscia,
Chairman of the Board
and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Lincoln National Corporation, hereby severally constitute and appoint Dennis Schoff, John L. Steinkamp and Frederick J. Crawford, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all things in our names and on our behalf in such capacities to enable Lincoln National Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 21, 2002.

/s/ JON A. BOSCIA Jon A. Boscia	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ RICHARD C. VAUGHAN Richard C. Vaughan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ CASEY J. TRUMBLE Casey J. Trumble	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ J. PATRICK BARRETT J. Patrick Barrett	Director

/s/ THOMAS D. BELL, JR. Thomas D. Bell, Jr.	Director

/s/ JENNE K. BRITELL Jenne K. Britell	Director

/s/ JOHN G. DROSDICK John G. Drosdick	Director

/s/ ERIC G. JOHNSON Eric G. Johnson	Director

/s/ M. LEANNE LACHMAN M. Leanne Lachman	Director

/s/ MICHAEL F. MEE Michael F. Mee	Director

/s/ JOHN M. PIETRUSKI John M. Pietruski	Director

/s/ RON J. PONDER Ron J. Ponder	Director

/s/ JILL S. RUCKELSHAUS Jill S. Ruckelshaus	Director

/s/ GLENN F. TILTON Glenn F. Tilton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX, each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on March 21, 2002.

LINCOLN NATIONAL CAPITAL VI

By: Lincoln National Corporation, as Depositor

By:	/s/ FREDERICK J. CRAWFORD

Name: Frederick J. Crawford
Title: Vice President and Treasurer

LINCOLN NATIONAL CAPITAL VII

By: Lincoln National Corporation, as Depositor

By:	/s/ FREDERICK J. CRAWFORD

Name: Frederick J. Crawford
Title: Vice President and Treasurer

LINCOLN NATIONAL CAPITAL VIII

By: Lincoln National Corporation, as Depositor

By:	/s/ FREDERICK J. CRAWFORD

Name: Frederick J. Crawford
Title: Vice President and Treasurer

LINCOLN NATIONAL CAPITAL IX

By: Lincoln National Corporation, as Depositor

By:	/s/ FREDERICK J. CRAWFORD

Name: Frederick J. Crawford
Title: Vice President and Treasurer

EXHIBIT INDEX

4(bb)	Certificate of Trust of Lincoln National Capital VII
4(cc)	Trust Agreement of Lincoln National Capital VII
4(dd)	Certificate of Trust of Lincoln National Capital VIII
4(ee)	Trust Agreement of Lincoln National Capital VIII
4(ff)	Certificate of Trust of Lincoln National Capital IX
4(gg)	Trust Agreement of Lincoln National Capital IX
4(ii)	Form of Amended and Restated Trust Agreement for Lincoln National Capital VII
4(jj)	Form of Amended and Restated Trust Agreement for Lincoln National Capital VIII
4(kk)	Form of Amended and Restated Trust Agreement for Lincoln National Capital IX
4(ll)	Form of Preferred Security Certificate for Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX (included as Exhibit D of Exhibits 4(hh), 4(ii), 4(jj) and 4(kk), respectively)
4(nn)	Form of Guarantee Agreement for Lincoln National Capital VII
4(oo)	Form of Guarantee Agreement for Lincoln National Capital VIII
4(pp)	Form of Guarantee Agreement for Lincoln National Capital IX
5(a)	Opinion of Sonnenschein Nath & Rosenthal
5(b)	Opinion of Dennis Schoff, Esq., Senior Vice President and General Counsel of Lincoln
5(c)	Opinion of Richards, Layton & Finger as to legality of the trust preferred securities issued by Lincoln National Capital VI, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX.
23(a)	Consent of Ernst & Young LLP
23(b)	Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5(a))
23(c)	Consent of Dennis Schoff, Esq. (included in Exhibit 5(b))
23(d)	Consent of Richards, Layton & Finger (included in Exhibit 5(c))
24	Powers of Attorney (included on signature page)
25(d)	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VII and under the Guarantee for the benefit of the holders of trust preferred securities of Lincoln National Capital VII.
25(e)	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VIII and under the Guarantee for the benefit of holders of trust preferred securities of Lincoln National Capital VIII.
25(f)	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital IX and under the Guarantee for the benefit of holders of trust preferred securities of Lincoln National Capital IX.